UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HIBBETT SPORTS, INC.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HIBBETT SPORTS, INC.
451 Industrial Lane
Birmingham, Alabama 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Hibbett Sports, Inc. that will be held at the principal executive offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Thursday, May 27, 2010, at 11:00 A.M., local time for the following purposes:

•	to elect three (3) Class II Directors for a three-year term expiring in 2013;

•	to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2011;

•	re-approval of performance-based compensation under the 2005 Equity Incentive Plan;

•	approval of amendment to the 2005 Equity Incentive Plan; and

•	to transact such other business as may properly come before the meeting or any adjournment of the meeting.

Information concerning these and other matters is contained in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 29, 2010 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting.

It is important that your shares be voted at the Annual Meeting.  Each stockholder is requested to date, sign and return the accompanying proxy in the enclosed return envelope.  No postage is needed if mailed in the United States.

By Order of the Board of Directors,
/s/ Elaine V. Rodgers
Elaine V. Rodgers
Secretary

April 26, 2010
Birmingham, Alabama

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2010

The Company’s Proxy Statement and Annual Report to stockholders for the fiscal year ended January 30, 2010 are available at http://hibbett.com/investor_info.php

PROXY STATEMENT

HIBBETT SPORTS, INC.
451 Industrial Lane
Birmingham, Alabama 35211

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 27, 2010

GENERAL INFORMATION ABOUT THESE MATERIALS

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 30, 2010, as filed with the Securities and Exchange Commission.  The exhibits for the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Information.”

How to Vote

Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card.  Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.  If you vote by telephone or on the Internet, you do not need to return your proxy card.

Reduce Printing and Mailing Costs

If you share the same last name with other stockholders living in your household, you may receive only one copy of our Proxy Statement and 2010 Annual Report.  Please see the response to the question “What is “householding” and how does it affect me?” for more information on this stockholder program.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail.  Please see the response to the question “Can I access the Notice of Annual Meeting, Proxy Statement and 2010 Annual Report on the Internet?” for more information on electronic delivery of proxy materials.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Thursday, May 27, 2010, at 11:00 a.m., local time, at the corporate offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama.  Stockholders will be admitted to the Annual Meeting beginning at 10:45 a.m., local time.  Seating will be limited.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Hibbett Sports, Inc., a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Stockholders and at any adjournment or postponement.

At the Annual Meeting, you will be asked to vote on the following matters:

•	the election of three (3) Directors for a three-year term expiring at the Annual Meeting of 2013;
•	to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2011;
•	to re-approve performance-based compensation under Company’s 2005 Equity Incentive Plan (also referred to herein as the 2005 EIP or EIP);
•	to approve an amendment to the 2005 Equity Incentive Plan; and
•	the transaction of such other business as may properly come before the meeting or any adjournment of the meeting.

After the conclusion of the formal business of the Annual Meeting, management will give a report on our performance during the fiscal year that ended on January 30, 2010 (referred to herein as Fiscal 2010).

Who is entitled to vote at the Annual Meeting?

Holders of Hibbett Sports, Inc. common stock at the close of business on March 29, 2010, are entitled to receive this Notice and to vote their shares at the Annual Meeting.  As of that date, there were 28,808,605 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Hibbett Sports Inc.’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”  Hibbett Sports, Inc. has sent the Notice of Annual Meeting, Proxy Statement, proxy card and 2010 Annual Report directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  The Notice of Annual Meeting, Proxy Statement, proxy card and 2010 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

A.	By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Hibbett Sports, Inc., c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5067.

B.	By Telephone or on the Internet

The telephone and Internet voting procedures established by Hibbett Sports, Inc. for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll free telephone number on the proxy card.  Please have your proxy card in hand when you call.  Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.investorvote.com/hibb.  Please have your proxy card handy when you go online.  As with telephone voting, you can confirm that your instructions have been properly recorded.  If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Central Daylight Savings Time on May 26, 2010.  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

C.	In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting.  You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person.  If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to an independent inspector of the election with your ballot to be able to vote at the Annual Meeting.

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold:

•	in certificate form; and
•	in book-entry form.

If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.”  Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting, Proxy Statement and of our Annual Report, unless one or more of these stockholders notifies us that they wish to receive individual copies.  This procedure is designed to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.  If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, you can request information about householding from your bank, broker or other holder of record.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 4:00 p.m., at our principal executive offices at 451 Industrial Lane, Birmingham, Alabama 35211, by contacting the Secretary of the Company.

What is the effect of abstentions and broker non-votes?

Proxies marked “abstain” or proxies required to be treated as broker “non-votes” will be viewed as present for purposes of determining whether there is a quorum at the Annual Meeting.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner of the shares.  Abstentions with respect to any matter will have the same effect as a vote against that proposal.

Pursuant to New York Stock Exchange (NYSE) rules, brokers may vote on routine matters but do not have discretionary power to vote your shares on “non-routine” matters unless the broker receives appropriate instructions from you.  The election of Directors and the management proposals to re-approve performance-based compensation under the 2005 Equity Incentive Plan and approval and amendment to the plan are considered “non-routine” matters.  Due to recent changes in the NYSE rules, brokers will no longer be able to vote your shares with respect to the election of Directors if you have not provided instructions.  Therefore, we strongly urge you to vote your shares.

What are the voting requirements to elect the Directors discussed in this Proxy Statement?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

A majority of the votes cast is required for the election of each Director and for each of the proposals discussed in this Proxy Statement.  You may vote “for” or “against”  or “abstain” with respect to each vote.  Any other proposals presented will be adopted, so long as a quorum is present, if they receive the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, at the Annual Meeting and are entitled to vote.

Could other matters be decided at the Annual Meeting?

At the date that this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration, the Board of Directors have designated (on the proxy card enclosed) Michael J. Newsome and Gary A. Smith as proxies who will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and the 2010 Annual Report on the Internet?

The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report, are available on our website at www.hibbett.com.  Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record:  If you vote on the Internet at www.investorvote.com/hibb, simply follow the prompts for enrolling in the electronic proxy delivery service.  You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com and following the enrollment instructions.

Beneficial Owners:  If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically.  Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies.  Directors, executive officers or employees in person may solicit proxies on our behalf by telephone, electronic transmission and facsimile transmission.  We have hired Corporate Communications, Inc. to distribute and solicit proxies.  We will reimburse Corporate Communications for reasonable expenses for these services.  Total fees and reimbursements paid to Corporate Communications in Fiscal 2010 were approximately $68,000 that included approximately $17,000 for proxy distribution, together with our Annual Report, and solicitation.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.  Corporate Communications, Inc. will act as independent inspectors of election.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Our Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Guidelines and intends to follow the principles of corporate governance summarized below:

Board Composition

•
Director Independence.  The Board consists of a majority of independent Directors as governed by the independence requirements of the NASDAQ Stock Market (NASDAQ) corporate governance listing standards and any applicable law.  The Board considers all relevant facts and circumstances in making an independence determination.

It is the responsibility of each Director and prospective Director to disclose to the Board any relationship that could impair his or her independence or any conflict of interest with the Company, including, but not limited to, family members, customers, suppliers, legal counsel, consultants of the Company, significant stockholders of the Company and any competitor or other person having an interest adverse to the Company.  Each Director is required to complete an annual questionnaire providing information necessary for the Company to assist the Board in reconfirming each Director’s independence and making required disclosures in the Company’s Proxy Statement, where applicable.

•
Chairman/Lead Director.  The Board elects a Chairman who may be an independent Director, an employee or other non-independent Director.  The duties of the Chairman are assigned by the Company’s By-laws or, from time to time, the Board.  In the event the Chairman is not an independent Director, the Board also designates a Lead Director who shall be an independent Director.  The primary duties of the Lead Director are to preside over executive sessions of solely independent Directors, work with the Chairman to set agendas for meetings of the Board and communicate feedback between the Board and the non-independent Chairman.

After careful consideration, the Board determined that its current leadership structure is the most appropriate for Hibbett and its stockholders.  By structuring the Board composition with a non-independent Director as Chairman, they believe communication between executive management and themselves is enhanced and that the function of the Board in monitoring the performance of senior management of the Company is fulfilled by the presence of outside Directors of stature who have a substantive knowledge of the business.

Nomination of Directors

•
Role of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (NCG Committee) is responsible for the recommendation of Director nominees for election to the Board.  Nominees recommended by the NCG Committee for election may be elected by the Board to fill a vacancy or may be recommended by the Board for election by the stockholders.

Our NCG Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would promote diversity on the Board.

•
Qualification of Directors.  In evaluating candidates for election to the Board, the NCG Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board as a whole.  Among other things, the NCG Committee considers:

•	the candidate’s ability to help the Board create stockholder wealth,
•	the candidate’s ability to represent the interests of the stockholders,
•	the business judgment, experience that is relevant to the business and acumen of the candidate,
•	the need of the Board for Directors having certain skills and experience that is relevant to the business,
•
the candidate’s ability to fully participate in Board activities and fulfill the responsibilities of a director, including attendance at and active participation in, meetings of the Board or its committees,

•	other business and professional commitments of the candidate, including the number of other boards (public, private and charitable) on which the candidate serves, and
•	the financial sophistication, including the ability to qualify as “financially literate” under NASDAQ listing standards.

The NCG Committee ensures that one or more of the Directors qualify as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

In making a recommendation regarding the re-election of an existing member of the Board, the NCG Committee considers the Director’s tenure and make an assessment of the Director’s past contributions and effectiveness as a Board member and his or her ability to continue to provide future value to the Board.  Any Director appointed to the Board by the Board to fill a vacancy will stand for election at the time required under applicable law, generally the next election of the class for which such Director has been chosen.

•
Service on Other Boards.  No Director may serve on more than two boards of publicly-traded companies, other than the Company, without prior approval of the Board.  A Director desiring to serve on another public company board shall notify the NCG Committee before accepting the appointment to that board and provide information requested in order to enable the NCG Committee to determine whether or not the additional directorship impairs the Director’s independence or ability to effectively perform his duties as a Director.  Our Company Counsel advises the NCG Committee as to whether the appointment may impair the Director’s independence or raise other legal issues.  Commitments of a Director or candidate to other board memberships are considered in assessing the individual’s suitability for election or re-election to the Board.

•
Election of Directors.  The voting standard for the election of Directors is established in the Company’s Certificate of Incorporation, in conformity with the By-Laws of the Company.  Our current By-Laws require Directors to be elected by the affirmative vote of a majority of the shares of capital stock of the Company present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter.

•
Stockholder Nominations.  The NCG Committee is responsible for considering any submissions by stockholders of candidates for nomination to the Board, evaluating the persons proposed and making recommendations with respect thereto to the whole Board.

Size of the Board of Directors

Our Board of Directors has a maximum of nine and a minimum of six members.  Within this range, the Board sets the number.  Currently, our Board consists of seven Directors who are divided into three classes. The term of our Class II Directors expires at the close of the Annual Meeting this year.  The term of our Class III Directors expires at the close of the Annual Meeting in 2011.  The term of our Class I Directors expires at the close of the Annual Meeting in 2012.

The size of the Board and experience of Board members that is relevant to the Company’s business is assessed regularly by the NCG Committee.  The Board may increase or decrease the number of Directors within the limits of Delaware law to accommodate the best interests of the Company and its stockholders.

Director Compensation Review

The NCG Committee annually reviews the Director compensation program and recommends any changes to the Board for approval.  The NCG Committee’s goal is to align the Board with the long-term interests of the Company’s stockholders and to compensate Directors fairly for their work while promoting ownership by the Directors of Company stock.  Outside consultants may be retained to obtain advice on competitive compensation practices.

Director Tenure

The Board has not established a fixed maximum term for a Director, although the NCG Committee considers a Director’s tenure in making a recommendation to the Board whether or not a Director shall be nominated for re-election to another term.  Neither has the Board established a fixed age at which a Director may not be nominated for re-election.

Director Responsibilities

•
General.  It is the responsibility of the Directors to exercise their business judgment and act in the best interest of the Company and its stockholders.  Directors must act ethically at all times and adhere to the applicable provisions of the Company’s Code of Business Conduct and Ethics, a copy of which is posted on our website at www.hibbett.com.

•
Ownership of and Trading in Company Securities.  The Directors must adhere to any guidelines established by the Board relating to required ownership of Company equity.  Directors must comply with the Company’s policy on trading in securities of the Company and specific guidance provided by the appropriate Company officers regarding periods when Directors should refrain from trading in the Company’s securities.  Annually, each Director shall sign the Company’s Insider Trading Policy then in effect.

•
Conflicts of Interest.  In the event that any executive officer of the Company has a conflict of interest or seeks a waiver of any other provision of the Code of Business Conduct and Ethics for which a waiver may be obtained, the officer shall notify the Lead Director or a designated Company officer, who shall arrange for the NCG Committee and the Board to consider the request.  The waiver is granted only if approved by both groups.

In the event a Director has an actual or potential conflict of interest with respect to a matter involving the Company, the Board shall determine what action, if any, is required, including whether the Director should recuse himself or herself from discussion or voting with respect to the matter.  In the case of a conflict of interest that is of an ongoing and material nature, the Director shall be asked to tender his or her resignation.

•
Governance Review.  At least annually, the Board reviews the governance structure of the Company, including any provision of its Certificate of Incorporation and By-Laws affecting governance, other arrangements containing provisions that become operative in the event of a change in control of the Company, governance practices and the composition of the Company’s stockholder base.

Attendance and Meeting Materials

•
Board and Committee Meetings.  Directors are expected to attend Board meetings and Committee meetings on which they serve in order to best fulfill their responsibilities.  Meeting materials are provided to the Board prior to a scheduled meeting.  Directors are responsible for reviewing these materials in advance of the meetings.  All Board members are expected to attend our Annual Meeting of Stockholders unless an emergency prevents them from doing so.  All of our Directors were in attendance at the 2009 Annual Meeting of Stockholders.

Director Orientation

Upon initial election, the Company provides a Director with orientation and reference materials to familiarize them with the Company’s senior management, independent registered public accounting firm, Code of Business Conduct and Ethics, Insider Trading Policy and other compliance programs.  In addition, new Directors must attend a director education program within their first three-year term.  The Board also encourages other appropriate Company officers to attend director education programs or other programs as needed to stay informed of trends and changes in corporate governance.

Board Committees

•
Committee Designation and Composition.  It is the general policy of the Company that the Board as a whole considers and makes all major decisions other than decisions that are required to be made by independent committees.  As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required for, the operation of a publicly-traded company.  Currently, these Committees are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Additional committees may be established by the Board as necessary or appropriate.

The Board as a whole determines the members and chairs of these Committees.  All Committees are made up of only independent Directors.  The membership of Committees is rotated from time to time.  Committee members and chairpersons serve one-year terms and are appointed by the Board upon recommendation of the NCG Committee.

Each Committee determines who attends each meeting and whether the Committee wishes to conduct any of its proceedings in an executive session that includes only Committee members, provided that each Committee will conduct executive sessions, consisting only of independent Directors, not less than twice a year.

•
Committee Compensation.  The Board, upon recommendation of the NCG Committee, establishes the compensation of each committee member and may provide different compensation for members and chairs of various committees.

Audit Committee and Independent Registered Public Accounting Firm

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Audit Committee Independence and Qualifications.  Other than Director fees, Audit Committee members may not receive any additional compensation from the Company.  All members of the Audit Committee shall meet the independence requirements of NASDAQ and the SEC and the financial literacy requirements of NASDAQ, as provided in the Audit Committee Charter.  At least one member of the Audit Committee at all times shall qualify as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

•
Stockholder Vote on Independent Registered Public Accounting Firm.  The Company provides for an advisory stockholder vote to approve the selection of the Company’s independent registered public accounting firm at each Annual Meeting of Stockholders.  The stockholder vote is not binding on the Company or the Board or its Audit Committee and shall not be construed as overruling a selection decision by the Company.

Board Meetings and Agendas

The Board is responsible for an annual review of strategy, financial and capital plans, enterprise risk, as well as quarterly reviews of the performance and plans of the Company’s business and matters on which the Board is legally required to act.  The CEO may propose other key issues for the Board’s consideration.  An agenda, along with appropriate materials, is prepared and distributed in advance of each Board meeting.

Agendas and meeting minutes of the Committees are shared with the full Board.  The Chairman of each Committee develops meeting agendas, with the support of members of management and taking into account the views of the Committee members.

Management Attendance

The Board regularly requests the attendance of senior officers of the Company at Board meetings to provide insight and to update items being addressed by the Board or its Committees.  The Board and CEO may invite other members of management as it deems appropriate.

Evaluations and Succession Planning

•
CEO Review.  Historically, the Compensation Committee conducted an annual review of the CEO’s performance.  Beginning in Fiscal 2011, this evaluation will be conducted by the NCG Committee.  The Board reviews the report of the applicable Committee in order to ensure the CEO is providing the best leadership for the Company.

•
Succession Planning.  The Compensation Committee makes an annual report to the Board on succession planning to ensure management continuity.  The CEO recommends and evaluates potential successors and reviews any development plans recommended for such individuals.

Board Assessment

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Board Performance.  Self-assessment of the performance of the Board is conducted annually and is led by the NCG Committee.  These assessments focus on the Board’s contributions to the Company and includes a review of any areas the Board or management believes the Board could improve upon.  The Board may, at its discretion, utilize the Company’s Counsel to assist in the development and review of these assessments and has done so in recent years.

•
Director Performance.  The NCG Committee also conducts an annual review of each Director on the Board to assist in determining the proper composition of the Board and each of the committees.  Among consideration is each Director’s attendance at Board and committee meetings, preparation for Board meetings, participation in Board discussions, experiences relevant to the Director’s service on the Board and committees, knowledge in areas relevant to the Company’s business, contributions to the Board’s decision-making process and other such items the NCG Committee believes would be useful in determining such Director’s qualifications and fulfillment of responsibilities.

Board Interaction with Third Parties and Employees

•
Third Party Access.  The Board recognizes that management speaks on behalf of the Company.  However, the Board has established procedures for third party access to the Executive Chairman and to non-management Directors as a group.  The Board and committees have the right to retain outside financial, legal or other advisors and shall have appropriate access to the Company’s internal and external auditors and outside counsel.

•
Employee Access.  Board members have full access to the Company’s management and employees and will use their judgment to assure that any contacts will not disrupt the daily business operation of the Company.  The CEO and the Secretary of the Company are copied, as appropriate, on any written communication between a Director and an officer or employee.

•
Receipt of Complaints.  The Audit Committee has established procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees, customers or vendors of the Company or any other person of concerns regarding questionable accounting or auditing matters.

Meeting of Directors

The independent Directors meet regularly in executive sessions without management or non-independent Directors.  An executive session is held not less than twice a year and other sessions may be called at the request of the Lead Director or any other non-management member of the Board.

Recoupment Policy

In March 2010, the Board adopted a policy whereby the Company could seek recoupment, in its discretion, from a senior executive of any portion of performance-based compensation as it deems appropriate, if it is determined that the senior executive engaged in fraud, willful misconduct, recklessness or gross negligence that caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements as defined in our Corporate Governance Guidelines.  Performance-based compensation subject to recoupment under these guidelines includes annual cash incentive/bonus awards and all forms of equity-based compensation.

These Corporate Governance Guidelines were adopted by the Board on March 10, 2010 upon recommendation by the NCG Committee.  A copy of these guidelines is posted on our website at www.hibbett.com and accessible to all investors.

Board Oversight of Enterprise Risk

The Board utilizes our Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of our risk.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business risks and shall maintain a risk committee that will report to the Audit Committee.  The risk assessment process is global in nature and has been developed to identify and assess the Company’s risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Members of our top management, including our Named Executive Officers (NEOs) and other key personnel, along with some independent members of our Board, are surveyed and/or interviewed periodically to develop this information.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee.  As such, our Corporate Risk Assessor reports directly to the Chairman of the Audit Committee as it relates to ERM.  The Audit Committee also oversees the delegation of specific risk areas among the various other board committees, consistent with their corresponding charters and responsibilities.  As part of the process for each risk, management is required to identify the appropriate manager responsible for monitoring and managing the risk, the potential impact, vulnerability, speed of onset of each risk and management’s initiatives to manage the risk.  In addition, the Board or Committee will be updated at least quarterly.

Each key risk is reviewed at least annually, with many topics reviewed on several occasions throughout the year.  We believe that our approach to ERM optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions and approach emerging risks in a proactive manner for the Company.  We also believe our risk structure complements our current Board leadership structure, as it allows our independent Directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Committee Charters

The responsibilities of each of the Committees are determined by the Board and are set forth in the Committee’s charters which are reviewed annually and posted on our website at www.hibbett.com.

Communicating with Our Board Members

Our stockholders may communicate directly with our Board of Directors.  You may contact any member (or all members), any committee of the Board or any chairman of any such committee by mail.  Any stockholder desiring to communicate to our Directors may do so by sending a letter addressed to the person, persons or committee the stockholder wishes to contact, in care of Investor Relations, Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211.  The letter should state that the sender is a current stockholder.  We intend to disclose any future changes to this stockholder communication process under the “Investor Information” heading of our website located at www.hibbett.com.

All mail received as set forth in the preceding paragraph will be examined by management and/or our General Counsel for the purpose of determining whether the contents actually represent messages from stockholders to our Directors.  Relevant communications will be promptly distributed to the Board or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Hibbett Sports, Inc. Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	business solicitations or advertisements;
•	junk mail or mass mailings;
•	new product suggestions, product complaints or product inquiries;
•	résumés or other forms of job inquiries; and
•	spam or surveys.

We will also examine the mailing from the standpoint of security.  Any material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside Director upon request.

Director Qualification Standards

Pursuant to Rule 5000(a)(19) of the NASDAQ Stock Market, Inc. Marketplace Rules, our Board of Directors determines whether each Director is independent.  In accordance with the standards, the Board must determine that an independent Director has no material relationship with us other than as a Director.  The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit Audit Committee members from having any direct or indirect financial relationship with us, and restrict both commercial and not-for-profit relationships between us and each Director.  We may not give personal loans or extensions of credit to our Directors, and all Directors are required to deal at arm’s length with us and our subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

Director Independence

We are committed to principles of good corporate governance and the independence of a majority of our Board of Directors from our management.  All members of our Audit, Compensation and Nominating and Corporate Governance Committees have been determined by our Board to be independent Directors as defined under Rule 5000(a)(19) of the NASDAQ Stock Market, Inc. Marketplace Rules.

In accordance with these standards, the Board annually reviews Director independence with the help of our Company Counsel.  During this review, the Board considers transactions and relationships between each Director or any member of his or her immediate family and us, our subsidiaries and affiliates.  The Board also considers whether there are any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder).  The purpose of this review process is to determine whether any relationships or transactions exists that are inconsistent with a determination the Director is independent.

As a result of this review, the Board has affirmatively determined that none of our Directors or nominees has a material relationship with us, other than Michael J. Newsome who is a member of management.  All committees of our Board are comprised solely of independent Directors.

In making this determination, the Board considered that in the ordinary course of business, transactions may occur with a company or firm with which we do business.  Our Board has determined that such involvement is not material and does not violate any part of the definition of “independent Director” under NASDAQ listing standards.  Mr. Newsome, our only non-independent Director, is not a member of any of our committees.

Policies on Business Ethics and Conduct

Our Board has adopted a Code of Business Conduct and Ethics (Code) for all our employees, executive officers and Directors, including our Executive Chairman, Chief Executive Officer and senior financial officers.  A copy of this Code may be viewed at our corporate website, www.hibbett.com under the heading “Investor Information.”  The contents of any amendments to the Code are also displayed on our website in lieu of filing them on Form 8-K.  In addition, a printed copy of our Code will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

The Code is intended to focus on areas of ethical and material risk and to help us recognize and deal with ethical issues, provide mechanisms to report unethical conduct and foster a culture of honesty, integrity and accountability.

All of our employees, including our Chief Executive Officer and Chief Financial and Principal Accounting Officer, are required by our policies on business conduct to ensure that our business is conducted in a consistent legal and ethical manner.  These policies form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees.  Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and protection of confidential information and insider trading, as well as strict adherence to all laws and regulations applicable to our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our policies and procedures.  The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting and auditing matters.  We have such procedures in place.  In addition, we require employees to report to the appropriate internal contacts evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by us or any of our executive officers, Directors, employees or agents.

Board and Committee Meeting Attendance

During Fiscal 2010, the Board of Directors met six times.  Each current Director serving on the Board during Fiscal 2010 was present for at least 75% of the meetings of the Board and the meetings held by all committees of the Board on which he served during the fiscal year.  Michael J. Newsome serves as Executive Chairman of the Board and Alton E. Yother serves as the Lead Director.

The Board of Directors

Current Nominees (see Proposal Number 1)

Carl Kirkland, age 69, has been a Director since January 1997.  Mr. Kirkland brings over 40 years of experience in the retail industry to our Board as well as public company experience that strengthens the  Board’s collective knowledge, capabilities and experience in these areas.  He retired as Chief Executive Officer in March 2001 from Kirkland’s, Inc., a leading specialty retailer of decorative home accessories and gift items.  He is a co-founder of Kirkland’s, Inc. and served as President from 1996 to November 1997 and as Chief Executive Officer from 1966 to 2001.  He served as Chairman of the Board at Kirkland’s from 1996 to 2004 and now serves as a Director and Chairman Emeritus of Kirkland’s.  In addition, Mr. Kirkland currently serves on the Board of Directors of the Bank of Jackson in Jackson, Tennessee.

Michael J. Newsome, age 71, is the only non-independent Director of our Board, and was named Executive Chairman of the Board in March 2010.  He has been a member of our Board since October 1996.  Mr. Newsome served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  He stepped down as our Chief Executive Officer in March 2010.  Since joining us as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with the Company, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  His lifetime of experience in sporting goods retail and specifically with Hibbett is invaluable to us as he has taken us from a small privately-held retailer to the successful public company we are today, operating over 750 stores in 24 states.  In 2007, Mr. Newsome was inducted into the Sporting Goods Industry Hall of Fame sponsored by the National Sporting Goods Association.

Thomas A. Saunders III, age 73, has been a Director since 1995.  He holds a Masters of Business Administration from the University of Virginia Graduate School of Business and sometimes serves as a guest lecturer at the school.  Mr. Saunders owns and is employed by Ivor & Co., LLC, a privately owned investment firm, and has served as its President since May 2000.  He is a retired member of Saunders Karp & Megrue Partners, LLC that controlled SK Equity Fund, L.P., once a major investor in Hibbett Sports, Inc.  Before founding Saunders Karp & Megrue in 1990, he served as a managing director, partner and chairman of a private equity fund of Morgan Stanley & Co. from 1974 to 1989.  Additionally, Mr. Saunders serves as the Lead Independent Director on the Board of Directors of Dollar Tree Stores, Inc. and is a member of their Nominating and Corporate Governance Committee.  He also serves as an advisor to a number of investment funds, none of which Hibbett participates in.  Mr. Saunders, through the SK Equity Fund, was instrumental in supporting the Company’s bid to become a public company.  His vast knowledge and understanding of the public company regulatory environment, including reputational issues, and his experience on private, public and not-for-profit boards brings strategic insight to our Board.

Standing Board Members

Terrance G. Finley, age 58, has been a Director since March 2008.  He holds a Bachelors of Administration degree in Political Science and Communications from Auburn University.  Mr. Finley is currently Executive Vice-President, Chief Merchandising Officer of Books-A-Million, Inc., where he has worked in various positions within the merchandising group since 1993.  His current responsibilities include all the company’s store operations, merchandising, marketing, publishing, import and Internet activities.  Mr. Finley is a 34-year veteran of the book industry and has led several of Books-A-Million’s business units, including the launching of its e-commerce effort.  His strong experience in retail store operations, merchandising and marketing are complimentary to the operations of our Company, especially considering that many of our markets are the same.

Albert C. Johnson, age 65, has been a Director since March 2008.  He holds a Masters of Science degree in Systems Management from the University of Southern California and a Bachelors of Science degree in Accounting from Florida State University.  Mr. Johnson is a retired CPA and has been an independent financial consultant since 1998.  He served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998.  Prior to that, he worked for Arthur Andersen LLP from 1965 to 1994 where he retired as the Managing Partner of the firm’s Birmingham, Alabama office.  He maintains a CPA license, concentrating his continuing studies in taxes, accounting and general business topics.  His over 30 years of experience in manufacturing, distribution, retail, high technology, oil and gas, construction and small businesses offers our Company a broad view of strategic operations and financial and accounting acumen.  Mr. Johnson qualifies as an “audit committee financial expert.”  He also serves as a Director and Chairman of the Audit Committee of Books-A-Million, Inc.

Ralph T. Parks, age 64, has been a Director since June 2002.  Mr. Parks has served as President of RTParks, Inc. since 2002.  In addition, he also provides consulting services to Hickory Brands, Inc., a privately-owned manufacturer of footwear accessories and small vendor of Hibbett.  From February 2008 through May 2008, Mr. Parks served as Interim CEO of Heelys, Inc., a global distributor of action youth footwear and vendor of Hibbett.  He also worked at FOOTACTION USA from 1987 to 1999, when he retired as President and Chief Executive Officer.  Additionally, Mr. Parks’ current Board service includes the Board of Directors of Kirkland’s, Inc., the Audit Committee and Governance Committee of Kirkland’s, the Board of Directors of Heelys and the Compensation Committee of Heelys.  Mr. Parks’ professional background brings specific knowledge and experience of the sporting goods industry, including branded consumer products, public board experience and people management.

Alton E. Yother, age 57, has been a Director since August 2004.  He holds a Bachelor of Science degree from the University of Alabama in Finance.  Mr. Yother worked as Executive Vice President and Controller of Regions Financial Corporation (formerly AmSouth Bancorporation) from November 2004 to April 2007 at which time he became Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation until his retirement in April 2008.  Prior to this, he worked for over 24 years for SouthTrust Corporation or SouthTrust Bank.  His most recent duties at SouthTrust were as Executive Vice President, Treasurer and Controller of SouthTrust Corporation from 1998 to 2004.  Mr. Yother strengthens the Board’s collective knowledge and capabilities, by offering an extensive background in management and experience in strategic planning, including risk assessment and brings to the Board strong financial and accounting experience.  He qualifies as an “audit committee financial expert.”

Director Classes

The following table provides Director Class and term expiration information for each Board Member:

	Term Expiration	Board Member
Class I Directors	After Annual Meeting of 2012	Alton E. Yother
Terrance G. Finley

Class II Directors	After Annual Meeting of 2010	Carl Kirkland
Michael J. Newsome
Thomas A. Saunders III

Class III Directors	After Annual Meeting of 2011	Ralph T. Parks
Albert C. Johnson

Committees of the Board of Directors (1)

The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  The memberships and functions of these committees are set forth below.  The Board has no standing Executive Committee.  The following table below provides Fiscal 2010 membership and meeting information for each of the Board Committees.

Committee	Chairman	Members	Number of Meetings

Audit (2)	Albert C. Johnson	Terrance G. Finley	8
		Ralph T. Parks
		Alton E. Yother

Compensation (3)	Ralph T. Parks	Albert C. Johnson	7
		Carl Kirkland
		Thomas A. Saunders III
		Alton E. Yother

Nominating and Corporate Governance (4)	Alton E. Yother	Terrance G. Finley	2
		Carl Kirkland
		Thomas A. Saunders III

(1)	Michael J. Newsome is the only non-independent Director on the Board and does not serve on any committee.

(2)	Terrance G. Finley was appointed to and Albert C. Johnson was appointed Chairman of the Audit Committee in May 2009.

(3)	Albert C. Johnson was appointed to the Compensation Committee in May 2009.

(4)	Alton E. Yother was appointed to the Nominating and Corporate Governance Committee and became its Chairman in May 2009.

Audit Committee

The Fiscal 2010 members of the Audit Committee were Mr. Johnson, Chairman of the Committee, and Messrs. Finley, Parks and Yother.  Under the terms of its Charter, the Audit Committee meets no less than four times annually and reviews the Company’s financial performance at least quarterly.  Periodic meetings are also held separately with management and the independent registered public accounting firm to review accounting matters and disclosures in our SEC periodic filings.  The Audit Committee represents and assists the Board with the oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and the performance of the independent registered public accounting firm.  In addition, the Audit Committee’s responsibilities also include, but are not limited to:

•
appointing, compensating and overseeing the work of our independent registered public accounting firm,  including resolving any disagreements between management and the auditor regarding financial reporting;

•	pre-approving all auditing services, internal control related services and permitted non-audit services performed by the independent registered public accounting firm;
•	retaining independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation;
•
seeking any information it requires from employees, all of whom are directed to cooperate with the Committee’s requests, or external parties and meeting with our officers, the independent registered public accounting firm, internal auditors or outside counsel, as necessary;

•
reviewing and assessing our overall internal control structure, including consideration of the effectiveness of our internal control system and evaluation of management’s tone and responsiveness toward internal controls and reviewing our policies and procedures for risk assessment and risk management;

•
reviewing and assessing our financial reporting, including interim, quarterly and annual SEC compliance reporting and evaluating management’s significant judgments and estimates underlying the financial statements;

•
reviewing and assessing our compliance with financial covenants, legal matters, including securities trading practices, and regulatory or governmental findings which raise material issues regarding our financial statements or accounting policies;

•	overseeing the audit process, including the adequacy and quality of the annual audit process and the performance and independence of the independent registered public accounting firm;
•
reviewing and assessing related-party transactions and our Code of Business Conduct and Ethics, including appropriate procedures concerning non-compliance with the Code and appropriate resolution of incidents reported through our anonymous response line;

•	overseeing complaint procedures and receipt of submissions, particularly those concerning questionable accounting or auditing matters; and
•	evaluating the Committee’s performance and reviewing the Committee’s charter on an annual basis and presenting the Board with recommended changes.

A copy of the Audit Committee Charter is available on our website at www.hibbett.com under the heading “Investor Information.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement and is attached as Appendix A of this Proxy Statement.

Audit Committee Financial Experts.  Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the SEC.  In addition, our Board has determined that Mr. Johnson, who chairs the Audit Committee, by virtue of his financial experience in public accounting and with both private and public companies, as well as Mr. Yother, because of his career experiences serving in financial capacities of publicly-traded companies, qualify as “audit committee financial experts” within the meaning of applicable regulations of the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Fiscal 2010 members of the Compensation Committee are Mr. Parks, Chairman of the Committee, and Messrs. Johnson, Kirkland, Saunders and Yother.  Under the terms of its Charter, the Compensation Committee is directly responsible for developing guidelines and establishing compensation policies for our executive officers as well as producing an annual report for inclusion in our Proxy Statement.  In addition, the Compensation Committee:

•
develops guidelines and reviews the structure and competitiveness of our executive officer compensation programs, including assessing the appropriate motivation of executive officers to achieve our business objectives in line with our overall strategies for risk management;

•	oversees an evaluation of the performance of our executive officers, excluding our CEO, and approves annual compensation, including salary, bonus, incentive and equity compensation;
•	administers our equity award plans for employees and grants equity awards under our equity award plans;
•	reviews strategy for executive officer succession;
•	publishes an annual Compensation Committee Report on executive officer compensation for the stockholders; and
•	evaluates the Committee’s performance and reviews the Committee’s charter on an annual basis and presents the Board with recommended changes.

The Committee may, at its sole discretion, employ a compensation consultant that reports directly to the Committee, and has done so, to assist in the evaluation of the compensation of our CEO and other elected executive officers.

A copy of the Compensation Committee Charter is available on our website at www.hibbett.com under the heading “Investor Information.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement and is attached as Appendix B of this Proxy Statement.

Nominating and Corporate Governance Committee

The Fiscal 2010 members of the Nominating and Corporate Governance Committee are Mr. Yother, Chairman of the Committee, and Messrs. Finley, Kirkland and Saunders.  The Nominating and Corporate Governance Committee is authorized to exercise oversight with respect to the nomination of candidates for the Board in such a fashion as determined from time to time by the Board.  The Committee has recommended the election of Mr. Newsome, Mr. Kirkland and Mr. Saunders as Class II Directors at the 2010 Annual Meeting of Stockholders.  Under the terms of its Charter, the Nominating and Corporate Governance Committee meets at least one time annually.

The Nominating and Corporate Governance Committee’s purpose is to advise the Board on the composition, organization, effectiveness and compensation of the Board and its committees and on other issues relating to the Company’s corporate governance.  The Committee’s duties and responsibilities primarily relate to director nominations, Board and Committee effectiveness, Board structure and Director compensation, corporate governance and stockholder communications and disclosure.  Specifically, the NCG Committee is responsible for:

•
recommending candidates to be nominated by the Board, including the re-nomination of any currently serving Director, to be placed on the ballot for shareholders to consider at the Annual Meeting or recommending nominees to be appointed by the Board to fill interim director vacancies;

•	leading the Board in its annual performance evaluation and conducting annual performance self-evaluations of the Committee and each Director of the Board as well as the Chairman and the CEO;
•	reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member;
•	recommending policies for compensation, including equity compensation, for independent Board members, in line with our overall strategies for risk management;
•	monitoring significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each director;
•	evaluating and administering the Corporate Governance Guidelines of the Company and recommending changes to the Board and reviewing the Company’s governance structure; and
•
establishing procedures for communicating with stockholders and assisting management in the preparation of the disclosure in our Proxy Statement and other documents filed with the SEC regarding director independence and the operations of the Committee.

The Nominating and Corporate Governance Committee has written policies in place for accepting director nominations from stockholders and identifying nominees for director as well as minimum qualifications for director nominees that are described in detail beginning on page 7.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.hibbett.com under the heading “Investor Information.”  In addition, a printed copy of its Charter will be provided to any stockholder upon request submitted to Investor Relations at our address listed elsewhere in this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Table

Annual compensation for non-employee Directors for Fiscal 2010 was comprised of cash and equity compensation.  Each of these components is described in more detail below.  The total compensation of our non-employee Directors for Fiscal 2010 is shown in the following table.

Director Compensation
For the Fiscal Year Ended January 30, 2010
(in dollars)

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Mr. Finley	$53,250	$-	$41,032	$-	$-	$94,282
Mr. Johnson	$63,750	$-	$41,032	$-	$-	$104,782
Mr. Kirkland	$56,250	$-	$46,094	$-	$-	$102,344
Mr. Parks	$69,750	$-	$46,094	$-	$-	$115,844
Mr. Saunders (4)	$-	$-	$123,550	$-	$-	$123,550
Mr. Yother	$95,250	$-	$46,094	$-	$4,935	$146,279

Note:  The Director Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Earnings of which we have none.  Therefore, for presentation purposes, this column was omitted.

(1)
Options awarded represent the annual award to Directors of 5,000 options to purchase our common stock, with the exception of Messrs. Finley and Johnson, who each received a pro-rata award of 4,451 options to purchase our common stock.  Mr. Saunders’ also includes his director fee income that was deferred into options (see Note 4).  Options are valued at their grant date fair value.  Total options outstanding to purchase our common stock at January 30, 2010 for our current Directors, were 14,451 for Mr. Finley, 12,451 for Mr. Johnson, 72,034 for Mr. Kirkland, 34,063 for Mr. Parks, 58,297 for Mr. Saunders and 42,079 for Mr. Yother.  All options to purchase common stock are fully vested upon date of grant.

Following is the weighted average fair value of each option granted during the fiscal year ended January 30, 2010.  The fair value was estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions for each grant date:

Grant date	3/17/09	3/31/09	6/30/09	9/30/09	12/31/09
Exercise Price	$18.00	$19.22	$18.00	$18.23	$21.99
Weighted average fair value at date of grant	$9.22	$9.57	$8.33	$7.69	$9.08
Expected option life (years)	4.76	4.76	4.76	4.63	4.63
Expected volatility	60.25%	58.64%	52.10%	47.54%	45.86%
Risk-free interest rate	1.91%	1.64%	2.40%	2.17%	2.40%
Dividend yield	None	None	None	None	None

See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed March 26, 2010 for additional information regarding the Company’s assumptions concerning expected option life, expected volatility, risk-free interest rate and dividend yield.

(2)	No non-equity incentive plan compensation payments were made for Director services in Fiscal 2010 or are contemplated under our current compensation structure for Directors.

(3)
All other compensation primarily consisted of occasional gifts to Directors such as sporting goods merchandise and was inconsequential.  For Mr. Yother, other compensation consisted of interest earned on his deferred compensation in Fiscal 2010.

(4)
Mr. Saunders elected to defer all fees earned into stock options subject to the provisions of the applicable Director stock option plan at the time the fees were earned.  No fees were paid in cash during Fiscal 2010.  Allocations of deferred fees are calculated each calendar quarter.  Fees earned by Mr. Saunders were $55,250.  A total of $57,250 of fees were deferred in Fiscal 2010 of which $2,000 was attributable to Calendar 2009.  The Calendar 2009 fees converted into 9,016 options to purchase shares of our common stock.

Fees Earned or Paid in Cash

Fees earned or paid in cash consist of annual board fees and committee meeting fees through the first quarter of Fiscal 2010.  Beginning in the second quarter of Fiscal 2010, the Board adopted the following pay structure for independent Directors:

Annual Retainer	$60,000	Paid quarterly to all independent Directors
Lead Director	$35,000	Additional annual retainer, paid quarterly
Audit Committee Chairman	$10,000	Additional annual retainer, paid quarterly
Compensation Committee Chairman	$10,000	Additional annual retainer, paid quarterly

The Lead Director also acts as Chairman of the Nominating and Corporate Governance Committee.  Beginning in the second quarter of Fiscal 2010, all per meeting or committee fees were eliminated.  Payments to our independent Directors may be paid in cash or may be deferred into stock units, stock options or cash.  In addition, each Director was placed on a minimum of two committees with the Lead Director a member of each committee.

Prior to the second quarter of Fiscal 2010, each non-employee Director received an annual retainer of $25,000 that could be paid in cash or could be deferred into stock units, stock options or cash.  The Chairman of the Audit Committee received an additional annual fee of $5,000.  Non-employee Directors serving on Board committees also received $1,000 per Board and committee meeting attended either in person or by teleconference.  The Chairman of each committee received $1,500 per committee meeting attended either in person or by teleconference.  As with the annual retainer, committee fees earned could be deferred into stock units, stock options or cash.

The total fees earned or paid in cash during Fiscal 2010 are outlined in the following table:

Director	Annual Retainer	Lead Director Retainer	Chairman Retainer	Board or Committee Meeting Fees	Total Fees Earned	Total Paid in Cash
Mr. Finley (1)	$51,250	$-	$-	$2,000	$53,250	$53,250
Mr. Johnson (1)	$51,250	$-	$10,000	$2,500	$63,750	$63,750
Mr. Kirkland (1)	$51,250	$-	$-	$5,000	$56,250	$56,250
Mr. Parks (1)	$51,250	$-	$10,000	$8,500	$69,750	$69,750
Mr. Saunders (2)	$51,250	$-	$-	$4,000	$55,250	$-
Mr. Yother (1)	$51,250	$32,250	$1,250	$10,500	$95,250	$95,250

(1)	All fees paid in cash.

(2)	All fees deferred into stock options pursuant to the Amended 2005 Directors Deferred Compensation Plan.

Equity Plans for Directors

There were two plans that governed equity awards to non-employee Directors during Fiscal 2010.

The Amended 2006 Non-Employee Director Equity Plan (DEP) provides for grants of equity awards to non-employee Directors.  Each non-employee Director who is elected or appointed to the Board may receive, upon election, up to 15,000 options to purchase shares of our common stock.  Non-employee Directors, who have served a full fiscal year, may receive up to 10,000 options to purchase shares of our common stock, pro-rated for Directors who served less than one full fiscal year.  The Board of Directors has the discretion to, and has elected to, reduce the actual grants below the stockholder approved maximum amounts.  Board members currently receive 10,000 options to purchase shares of our common stock upon election to the Board and 5,000 options to purchase shares of our common stock for each full fiscal year of service, pro-rated for Directors who serve less than one full fiscal year.

The DEP also allows for the award of other equity instruments such as stock appreciation rights, restricted stock and restricted stock units.  As of the date of this Proxy Statement, only stock options have been awarded to non-employee Directors under the DEP, and there are currently no plans to award other types of equity instruments to our Directors.

The Amended 2005 Director Deferred Compensation Plan (Deferred Plan) allows each non-employee Director the option to defer all or a portion of the Board fees into cash, stock units or stock options annually on a calendar year basis.  Any eligible Director may make a deferral by delivering an election to us not later than December 31 of the year immediately preceding the year to which the election is related.  Newly elected or appointed eligible Directors have 30 days following the date on which they first became a Director to make such election.

One of the six eligible Directors deferred all of his fees in Calendar 2009.  For Calendar 2010, Mr. Saunders has elected to continue his previous election.  Deferrals to stock options are governed by the DEP.

Stock Awards.  During Fiscal 2010, no stock awards were granted to Directors under the DEP.

Option Awards.  The annual option grant to non-employee Directors occurs on the same date as the annual grant of equity awards to management and our other employees.  The Compensation Committee has adopted the third business day following the release of operational results for the fiscal year as the grant date for annual management and employee awards.  Therefore, stock awards under the DEP relating to service during the current fiscal year are awarded the following fiscal year to eligible directors serving as a director on the last day of our fiscal year.  All of the six eligible Directors served the full fiscal year and were awarded 5,000 options to purchase our common stock pursuant to the provisions of the DEP on March 17, 2010.

Under the Deferred Plan, Mr. Saunders elected to defer all Board and committee fees earned during Calendar 2009 into stock options (governed by the DEP).  The total fees earned each calendar quarter is divided by the closing price on the last day of the calendar quarter times a factor of 0.33 to determine the number of stock options earned for that period.  Mr. Saunders deferred total fees of $57,250 in Fiscal 2010 of which $2,000 was attributable to Calendar 2009.  The Calendar 2009 fees converted into 9,016 options to purchase shares of our common stock.

Options awarded to outside Directors vest immediately upon grant and expire on the tenth anniversary of the date of grant.  We apply the fair value recognition provisions of Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation.  The fair value of each stock option is estimated on the grant date using the Black-Scholes option-pricing model.  (See Note 3 to the consolidated financial statements in our Annual Report on Form 10-K filed on March 26, 2010.)

All Other Compensation

We have determined that there was no other compensation paid to Directors for director services in Fiscal 2010 except the occasional gift usually in the form of sporting goods merchandise such as footwear or apparel and the interest earned on Mr. Yother’s deferred compensation.  The occasional gifts have an immaterial market value.  Each Director is entitled to reimbursement for his reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.  The interest earned by Mr. Yother on his deferred compensation of $4,935 is not included in the fees earned or paid in cash table.

Director Compensation Changes for Fiscal 2011

No changes to Director compensation, either in fee structure or in equity awards has been recommended or approved for Fiscal 2011.

Stock Ownership Guidelines for Non-Employee Directors

The Compensation Committee has adopted stock ownership guidelines in an effort to better align personal and corporate incentives of Directors with our stockholders.  Within four years of a Director’s election or appointment, non-employee Directors are required to maintain ownership of Company equity in an amount equal to three times (3x) their standard Director fees.  Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of the fiscal year ended January 30, 2010, four of the six non-employee Directors had met the stock ownership guidelines.  The two Directors that had not met the ownership guidelines by fiscal year end represent our two newest Directors who have until March 14, 2012 to comply.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this report and discussed it with management.  In reliance on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis following this report be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010.

Submitted by the members of the Compensation Committee of the Company’s Board of Directors:

Ralph T. Parks, Chairman; Albert C. Johnson; Cark Kirkland; Thomas A. Saunders III; Alton E. Yother

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Risk Assessment

As part of our overall enterprise risk assessment, we conducted an assessment of our compensation plans and measures to evaluate whether the plans may cause the Board, executives, managers and/or all employees to act in an undesired manner inconsistent with Company objectives, strategies and ethical standards and with prudent business practices.  We further evaluated whether the Company may fail to identify Key Performance Indicators (KPI) and/or accurately report existing KPIs.

We presented and discussed the findings of the risk assessment with the Audit Committee.  Based upon the assessment and discussions with the Audit Committee, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Hibbett.

Compensation Committee Interlocks and Insider Participation

No present or former Named Executive Officer of the Company or its subsidiaries serves as a member of the Compensation Committee.  During Fiscal 2010, there were no interlocking relationships between any Named Executive Officer of the Company and any entity whose Directors or Named Executive Officers serve on the Company’s Board of Directors and/or Compensation Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview of Compensation Program

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our NEOs.  The NEOs for Fiscal 2010 are the Chairman of the Board/Chief Executive Officer (CEO), the Chief Financial Officer, the President/Chief Operating Officer (COO), the Senior Vice President of Merchandising and the Senior Vice President of Operations.

Role of Our Compensation Committee

The Compensation Committee approves all compensation and equity awards to executive officers, including the CEO.  The Compensation Committee reviews the compensation of the CEO and, following discussions with him where it deems appropriate, establishes his compensation.  Historically, the Compensation Committee also reviewed the performance of the CEO in his duties.  Beginning in Fiscal 2011, the review of the performance of the CEO will fall under the duties and responsibilities of the Nominating and Corporate Governance Committee.  Our Compensation Committee also administers the Company’s 2005 EIP and approves all equity grants, including grants to executive officers and excluding non-executive new-hires.

Role of Executive Officers in Compensation Decisions

Michael J. Newsome, our Executive Chairman and former Chairman of the Board and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for NEOs, excluding himself.  The Committee generally approves his recommendations with minor adjustments.  As prescribed in the Company’s Statement of Employee Equity Grant Practices, the Committee shall conduct these reviews within 90 calendar days of the Company’s fiscal year end.  The only other role NEOs have in the determination of executive compensation is in the recommendation of the annual Company budget from which performance levels are based for incentive bonuses and performance-based equity awards.  The annual Company budget is presented by management to the entire Board for review and approval.

Compensation Program Objectives and Philosophy

Our overall compensation program has been designed to attract and retain key executives and to provide appropriate motivation to these executives to achieve our business objectives in line with our overall strategies for risk management and maximize our long-term financial results for the benefit of the stockholders.  Executive compensation is structured to ensure that there is an appropriate balance between our short-term and long-term performance as well as a balance between our financial performance and stockholder return.  This is reflected in our executives’ compensation, the majority of which is performance-based and contingent on Company performance.  Our “low-cost operator” corporate culture is reflected in the Compensation Committee’s philosophy for its executives, especially with respect to compensation that is assured and not contingent on performance.

Base salary is competitive but generally conservative when compared to other retail, general industry and manufacturing organizations.  Substantial additional earnings opportunities are provided primarily through achievement of Company performance goals that also apply to equity-based awards.  We have set a moderate base pay and combined it with a significant performance component that provides our executives with an incentive-based compensation scheme consistent with our emphasis on being a “low-cost operator.”  Individual compensation levels are based upon the duties and responsibilities assumed by each executive officer, individual performance and the attainment of individual goals.  The Committee has decided to base all of the performance-based compensation, including equity awards, on the achievement of Company goals.  The Committee’s philosophy is that a higher percentage of pay dependent on our performance adds stockholder value by aligning executive compensation with revenue and net income growth.

The long-term incentive design objectives are to align shareholder and management interests through incentives that encourage the highest level of corporate governance and focus on rewarding our executives for increased Company value and financial results over the long-term, without encouraging excessive or unnecessary risk-taking.  In determining equity awards, the Committee endeavors to reinforce the “pay-for-performance” philosophy while encouraging share ownership and retention.  The Committee primarily uses equity awards in the form of performance-based restricted stock units (PSAs) with cliff vesting provisions that are contingent on Company financial results and service requirements.

The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs and has taken steps to significantly enhance the Committee’s ability to effectively carry out its responsibilities as well as ensure that we maintain strong links between executive pay and performance.  The Committee actively and consistently:

•	holds executive sessions without the presence of management;
•	reviews and implements a compensation structure for our NEOs;
•	considers succession plans and strategies for our key executive positions; and
•	monitors stock ownership of our NEOs.

The Compensation Committee’s Charter reflects these and other responsibilities, and the Committee and the Board periodically review and revise the Charter.  The Board determines the Committee’s membership.

The Committee structures the total compensation program for executives to consist of base salary, performance-based cash bonuses, performance-based equity awards and certain other benefits, including a deferred compensation plan and supplemental 401(k) plan discussed in more detail later in this document.  The Committee believes that a majority of the total compensation opportunity for executives should be allocated to cash bonuses and equity awards that are contingent on the achievement of pre-determined performance measures in order to align compensation with the interests of stockholders.  Performance measures for management are based on Company-wide targets, with a greater emphasis for more senior personnel.

Generally, the Committee’s goal is to set our NEOs’ salaries at a level between the 25th and 50th percentile of comparable companies, but increase their contingent bonuses and equity awards so that the total compensation opportunity is above the 50th percentile.  At its discretion, the Committee may base an NEO’s total compensation opportunity or the components of compensation above or below these target levels due to individual factors considered by the Committee.

Long-term compensation for NEOs has historically consisted of equity awards such as stock options and restricted stock units (RSUs).  Beginning in Fiscal 2008, the Committee opted to award only RSUs in the annual employee award, which includes our NEOs.  The RSU awards to our NEOs contain performance and service criteria set by the Committee that must be achieved in order to be earned.  (See “Future Planning” on page 42.)  The decision to award performance-based RSUs (PSAs) was intended to align the executive’s long-term incentive with the Company’s long-term goals while still maintaining the interests of the shareholders.  The form and composition of equity awards, as well as other elements of compensation, may be adjusted in the future as our compensation philosophy evolves.

Compensation Benchmarking; Role of Compensation Consultants

In Fiscal 2008, the Compensation Committee retained the services of an external compensation consultant, Hewitt Associates (Hewitt).  The mandate of the consultant was to serve the Company and work for the Committee in its review of executive and Director compensation practices, including the competitiveness of pay levels, executive compensation design, market trends and technical considerations.

The Committee did not direct Hewitt to reach any particular conclusion or to perform hired services in any particular manner or under any particular method nor has the Committee or the Company utilized Hewitt in any other role or for any other services other than those discussed.  The independent compensation consultant received a fee for its services in Fiscal 2008.  The Committee believed that the in-depth studies performed by the consulting firm provided useful guidance that they could use to shape executive compensation packages in the future.  During Fiscal 2009, Hewitt’s services included survey market pay analyses for other senior level positions within the Company and did not include any consultation concerning executive compensation of our NEOs.  The analyses were requested by and reported to our Human Resources department and CEO.  The Committee did not utilize the services of the independent consultant in Fiscal 2010 and does not anticipate utilizing their services in Fiscal 2011 for executive compensation.  However, they retain the right to retain such services in the future.

Peer Group

The Committee has identified a group of 15 companies as its peer group, based on such factors as their sales volume, regions of operations and industry concentration.  Following is a list of the companies which were most often used by the Committee in Fiscal 2010 when considering executive compensation and for executive compensation analysis:

Big 5 Sporting Goods Corp.	Eddie Bauer Holdings	Kirkland's, Inc.
Books-A-Million, Inc.	Finish Line, Inc.	Shoe Carnival, Inc.
Brown Shoe Co., Inc.	Footlocker, Inc.	Sport Chalet, Inc.
Dicks Sporting Goods, Inc.	Genesco, Inc.	Stage Stores, Inc.
DSW	Hastings Entertainment, Inc.	Urban Outfitters, Inc.

Base Salary

We provide our executives with assured cash compensation in the form of base salary.  We use base salary as the foundation for the other components of compensation.  The salary levels for our executive officers for the fiscal year ended January 30, 2010, including the salary of Mr. Newsome as CEO and Chairman of the Board, are based upon individual performance and responsibility, as well as the salary levels paid by other similarly situated sporting goods and specialty retail companies from our peer group.  Based upon a review of such companies, the base salary levels approved by the Board of Directors are generally lower than the average salary levels of such companies because the Committee’s philosophy is that performance-based pay adds more value to the stockholder.

Bonus and Non-Equity Incentive Plan Compensation

Our cash bonus program is designed to provide short-term incentive compensation to our executives based upon pre-established performance goals for the Company and each executive, individually.  The Compensation Committee determines the amounts of target bonus awards for each executive as a percent of their base salary.  The cash bonuses approved by the Committee as earned by our NEOs as a percent to base salary over the last three fiscal years were as follows:

Range of Payout
Fiscal 2010	37.5% - 110.0%
Fiscal 2009	63.2% - 112.5%
Fiscal 2008	0.0% - 2.4%

The low range of the cash bonus for Fiscal 2010 represents a firm bonus offered upon hire to our Senior Vice President of Merchandising and was not contingent on the achievement of any performance criteria.  For Fiscal 2008, the lower than historical annual cash bonuses earned was the result of failure to achieve pre-determined performance goals set by the Committee and based on Company results as outlined in our Proxy Statement dated May 2, 2008.

Bonus targets emphasize individual contribution to our success during the year and the performance of those aspects of our business for which each executive has responsibility.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

The following table illustrates the executives’ combined bonus potential for Company and individual goals as a percent of their individual base salaries for Fiscal 2010, Fiscal 2009 and Fiscal 2008:

NEO	Position	Fiscal 2010	Fiscal 2009	Fiscal 2008
Michael J. Newsome	Chief Executive Officer and Chairman of the Board	100.0%	100.0%	100.0%
Gary A. Smith	Chief Financial Officer and Vice President	80.0%	75.0%	75.0%
Jeffry O. Rosenthal (1)	President and Chief Operating Officer	90.0%	78.7%	75.0%
Cathy E. Pryor	Vice President of Operations	80.0%	75.1%	75.0%
Rebecca A. Jones (2)	Vice President of Merchandising	N/A	N/A	N/A

(1)
Mr. Rosenthal was promoted to President and Chief Operating Officer in February 2009.  He was formerly Vice President of Merchandising.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.

(2)
Ms. Jones was hired as Vice President of Merchandising in August 2009.  See the Summary Compensation Table and narrative discussion below for individual executive officer detail.  Her bonus was guaranteed at 37.5% of her annualized base salary and was not based on Company or individual goals.

Company performance goals were based on earnings before interest and taxes (EBIT) determined by the annual budget as approved by the Board of Directors for Fiscal 2010, Fiscal 2009 and Fiscal 2008.  For Fiscal 2010, the Company performance bonus component represented 100.0% of the NEOs’ total bonus potential.  For Fiscal 2009, the Company performance bonus component ranged from 71.4% to 100.0% of the NEOs’ total bonus potential.  For Fiscal 2008, the Company performance bonus component ranged from 74.9% to 90.0% of the NEOs’ total bonus potential.  Beginning in Fiscal 2010, the Committee made each NEO’s bonus contingent upon Company performance only with the exception of executives hired within a bonus year.  Additionally, the Company performance component is structured so that the attainment of less than 100.0% of the established Company goal may result in executive bonuses less than the specified bonus potential and attainment of greater than 100.0% of the established Company goal may result in executive bonuses in more than the specified bonus potential.  This tiered structure is applied to all our NEOs.  Prior to Fiscal 2010, the more senior level executives had the majority of their bonus potential tied to Company performance goals, but also had a bonus potential tied to more individualized goals.

For Fiscal 2010, Fiscal 2009 and Fiscal 2008, the executive’s earned percentages of his or her Company performance bonus depended on the Company’s actual performance in relation to the Company’s performance goal as summarized in the following table:

% of Company Performance Goal Attained	Portion of Executive’s Company Performance Bonus Deemed Earned
Below 85.0%	0.0%
85.0%	62.5%
90.0%	75.0%
95.0%	87.5%
100.0%	100.0%
105.0%	112.5%
110.0% or above	125.0%

In Fiscal 2010, the Company performance goal was EBIT of $50.3 million of which the Company achieved $50.4 million, resulting in 104.0% of the goal being achieved and 110.0% of the Company bonus being earned.  In Fiscal 2009, the Company performance goal was EBIT of $45.4 million of which the Company achieved $48.0 million.  As a consequence, 105.7% of the goal was achieved and 112.5% of the Company bonus was earned.  In Fiscal 2008, the Company performance goal was EBIT of $67.7 million of which the Company achieved $48.2 million.  As a consequence, 71.2% of the goal was achieved and no portion of the Company bonus was earned.

Calculation of the Company performance bonus earned by each NEO is based on the final audited consolidated financial statements and, if applicable, is usually paid out in March of the following year.  While the Compensation Committee reserves the right to make adjustments to goals after they are established, it has not done so during the last three fiscal years.  Any such modification would be carefully considered by the Committee and applied to the special circumstances that warranted the modification.

There were no individual performance goals set for our NEOs for Fiscal 2010.  Formerly, the Compensation Committee established annual individual performance goals for each executive officer.  For Fiscal 2009, the portion of the bonus potential related to individual goals ranged from 0.0% to 28.6%.  For Fiscal 2008, the portion of the bonus potential related to individual goals ranged from 10.0% to 25.1%.  The composition of the executives’ individual goals generally included targets for new store sales volume and return on investment.  Mr. Newsome was the only executive that did not have an individual bonus component for Fiscal 2009.  His individual bonus component was based on a target for new store sales volume and return on investment in Fiscal 2008.  The other executive officers had individual bonus dollars tied to performance goals that varied by executive and generally included targets in the following areas:

• new store sales volume and return on investment	• store labor or store operating costs as a percent of sales
• items per sales transaction	• inventory turns
• distribution expense control	• aged inventory control
• inventory shrinkage control

The individual portion of the executive bonus also included qualifiers in order to receive any portion of the individual bonus component.  These qualifiers varied by executive and generally included visiting a specified number of our stores, working a specified number of hours in our stores assuming the duties of a regular hourly employee and having no material weakness in internal control over financial reporting in their area(s) of responsibility.

With the exception of the individual goal based on new store sales volume defined above, calculation of bonus earned for these individual performance goals was based on the final audited consolidated financial statements and was usually paid out in March of the following year with the Company performance bonus component.  There were no waivers of the goals established by the Committee during any of the fiscal years presented.

With the adoption of the 2006 Executive Officer Cash Bonus Plan (Bonus Plan), the Committee has guidelines by which to offer incentives to executive officers through the use of qualified performance-based compensation while protecting the Company’s deductibility of executive compensation under Internal Revenue Code Section 162(m).  The Bonus Plan allows more flexible compensation alternatives within our overall compensation philosophy.

Stock Awards and Option Awards

Through our 2005 EIP, the Committee has a wide range of award-based incentive alternatives to offer our NEOs.  Equity award types including stock options, stock appreciation rights, PSAs and RSUs may be granted at the discretion of the Committee.  During Fiscal 2010, the Company awarded 46,800 stock options to our CEO, 96,100 PSAs to a total of four executive officers and 5,302 service-based RSUs to our new Vice President of Merchandising upon hire under the provisions of our Statement of Employee Equity Grant Practices (EGP).  During Fiscal 2009, the Company awarded 19,900 stock options to our CEO, 91,200 PSAs to a total of five executive officers and 10,000 service-based RSUs to our President and Chief Operating Officer upon hire under the provisions of our EGP.  During Fiscal 2008, the Company awarded 52,700 PSAs to a total of five executive officers.

As part of the annual equity award, our practice is to determine the dollar amount of equity compensation that we want to provide to our executive officers as a percentage of base salary and then to grant equity awards based on a formula that yields such amount based on the 30-day trailing average (trailing average) price of our stock.  Awards granted to our NEOs reflect our desire to provide incentives to these individuals that encourage our growth and long-term success as a Company.  For Fiscal 2010, equity awards to our NEOs that consisted of performance-based restricted stock units and a trailing average of $13.93 were based on 80.0% to 110.0% of their base salary.  This was applicable to all our NEOs with the exception of Mr. Newsome who also received stock options due to former restrictions within the EIP that limited the number of RSUs that could be awarded to a participant within any one calendar year and Ms. Jones who received a service-based award of RSUs based on 37.5% of her annualized base salary.  In Fiscal 2010, Mr. Newsome’s equity awards were based on 110.0% of his base salary of which 56.0% consisted of performance-based restricted stock units and a trailing average of $13.93 and the remaining consisted of stock options and a trailing average of $13.93.  The stock options were awarded with the same grant date as the PSAs in March 2009.  Ms. Jones’s award was granted under the provisions of the EGP, was dated November 2, 2009 and was based on the closing market price of our common stock on the grant date.

For Fiscal 2009, equity awards to our NEOs were based on 75.0% to 110.0% of their base salary and consisted of performance-based restricted stock units and a trailing average of $17.94 to all our NEOs except Mr. Newsome who also received stock options due to former restrictions within the EIP that limited the number of RSUs that could be awarded to a participant within any one calendar year.  In Fiscal 2009, Mr. Newsome’s equity awards were based on 110.0% of his base salary of which 82.0% consisted of performance-based restricted stock units and a trailing average of $17.94 and the remaining consisted of stock options and a trailing average of $18.47.  The stock options were awarded in May 2008.  In Fiscal 2008, equity awards to our NEOs were based on 75.0% to 110.0% of their base salary and consisted solely of PSAs and a trailing average of $31.47.

Awards to the remainder of the employee participants are not generally based on the employees’ salary, but primarily on historical grant levels with consideration for changes in duties or stock prices around the date of grant.  In Fiscal 2010, Fiscal 2009 and Fiscal 2008, grants made to non-executive employees consisted solely of RSUs.

Consistent with prior years, in Fiscal 2011, the Committee awarded only RSUs to all participating employees, including the NEOs.  The NEO awards of PSAs were determined based on a percentage of each executive’s base salary.  Because of a positive vote by our stockholders at our Annual Meeting of Stockholders in 2009, the number of RSUs that can be awarded to an individual within a calendar year was increased and the Committee was able to award all RSUs to our NEOs where in the last few years, the Committee had to award an additional award of stock options to our CEO because of plan limitations.  Awards to other participating employees were primarily based on their historical grant levels and overall value to the Company with consideration for changes in duties.  The total number of RSUs approved by the Committee and awarded to participating employees was 193,421, of which our NEOs were awarded 73,500 RSUs in the form of PSAs.

Timing of Equity Awards

We grant equity awards to our employees generally on three occasions: annually, upon hire (for certain senior positions) and occasional special one-time grants to executive management upon approval by the Compensation Committee.  The fair value of awards is based on the closing price of our common stock on the date of grant (or if not a business day, the immediately preceding business day) as defined in our equity plans.

Historically and in Fiscal 2010, Fiscal 2009 and Fiscal 2008, we granted all annual employee equity awards, including our executives, on the same day each year, typically in February or March, with the exception of the CEO’s annual grant of Fiscal 2009 which was awarded in two components; RSUs up to EIP limitations at the same time as the annual employee grant and stock options in May 2008.  The May 2008 stock option grant was made by the Committee in order to maintain the percentage of base salary the Committee had established for his position with the Company.

Under the EGP adopted by the Compensation Committee and effective January 1, 2007, the grant date for annual awards to executives and employees is defined as the third business day following the public release of our annual results of operations.  In addition, grants to newly hired executives are made on the first day of the fiscal quarter after hire.  Special purpose grants are effective as of the Friday following the Compensation Committee’s formal approval.  The Committee reserves the right to modify this practice if circumstances warrant.  No award will be deemed made until all material terms, including the type of award, number of shares, grant date, and the identification of each grantee, is determined with finality without the benefit of hindsight.

Employment and Retention Agreements

We have a retention agreement with Mr. Newsome to secure his continued part-time employment in the event he retires from a position of executive management with the Company.  Under the terms of this agreement, Mr. Newsome has agreed to serve as a part-time advisor on various business matters of importance to us, as determined by the Board.  The initial term of the agreement is effective beginning on such unspecified date that Mr. Newsome steps down and continues through the end of the third fiscal year after such beginning date.  The compensation for such services shall be mutually agreed upon between Mr. Newsome and the Board.  The Board may award additional compensation in the nature of a bonus for services performed.  In addition, Mr. Newsome shall be eligible to participate in any benefit plan made available to our senior executives, subject to such terms governing eligibility, participation and other matters.

There are currently no other employment or retention agreements issued by the Company.

Severance and Change in Control Payments

In January 2008, the Compensation Committee adopted a Change in Control Severance Agreement (Agreement) for our Named Executive Officers.  If a covered executive’s employment is terminated by the Company without cause or by the executive for good reason within: (i) two years following a Change in Control; or (ii) within a six-month period prior to a Change in Control if the executive’s termination or resignation is also directly related to or occurs in connection with a Change in Control, the Company shall pay the executive a severance payment in the amount equal to one and one half (1.5) times the sum of the executive’s covered salary and covered bonus.  The severance shall be paid within thirty (30) days of the executive’s termination date or the Change in Control date, whichever is later.  In addition, to the extent the executive has been granted equity compensation under the Company’s equity compensation plans, the executive’s interest in such awards would become fully exercisable, vested and nonforfeitable as of the Change in Control date, to the extent not already exercisable or vested as of such date.

The covered salary for purposes of this Agreement shall mean the highest annual rate of base salary paid to the executive by the Company prior to the termination or resignation of the executive’s employment.  The covered bonus for purposes of this Agreement shall mean the average of the actual cash bonuses paid to the executive for the five years prior to the year of the executive’s termination or resignation from the Company (or shorter period if the executive has been employed for a shorter period), but not to exceed the target bonus in the year of termination or resignation.

The following table shows the estimated payouts to our NEOs if a Change in Control event occurred on January 30, 2010:

	Named Executive Officer
	Newsome	Smith (3)	Rosenthal	Pryor	Jones
Salary & Bonus (1)
Covered Salary	$811,500	$429,000	$487,500	$405,000	$397,500
Covered Bonus	441,120	197,499	191,207	183,373	-
Cash Payout	1,252,620	626,499	678,707	588,373	397,500

Equity Awards (2)
Restricted Stock Units	1,321,599	934,223	1,066,889	719,821	116,591
Stock Options	201,209	-	-	-	-
Total Value of Equity	1,522,808	934,223	1,066,889	719,821	116,591
Total	$2,775,428	$1,560,722	$1,745,596	$1,308,194	$514,091

Estimated Payout	$2,775,428	$1,177,327	$1,745,596	$1,308,194	$514,091

(1)
Covered salary was based on the highest annual rate of base pay paid to each NEO.  Covered bonus was based on a five-year average of bonuses paid for Messrs. Newsome, Smith and Rosenthal and Ms. Pryor.  Ms. Jones had no covered bonus to consider due to her new-hire status and no bonus amounts being paid to her during Fiscal 2010.

(2)
The value of equity awards was calculated on non-vested awards using the closing price of our stock on January 30, 2010 of $21.99.  RSUs were valued at the closing stock price times the number of shares non-vested.  As of January 30, 2010, the number of non-vested RSUs was 60,100, 42,484, 48,517, 32,734 and 5,302 for Mr. Newsome, Mr. Smith, Mr. Rosenthal, Ms. Pryor and Ms. Jones, respectively.  Stock options considered “in the money” were valued using the spread (closing price less exercise price).  As of January 30, 2010, there were two non-vested stock option awards “in the money” for Mr. Newsome.  The total number of non-vested stock options at January 30, 2010 was 72,514, 8,244, 8,244 and 4,994 for Mr. Newsome, Mr. Smith, Mr. Rosenthal and Ms. Pryor, respectively.  Ms. Jones has not been awarded any stock options.

(3)
The total for Mr. Smith would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code.  The estimated payout represents the limitation defined in the Agreement whereby no portion of such payment is subject to the excise tax imposed by Section 4999 of the Code.

Upon authorization by the Compensation Committee, we agreed to provide a Medicare supplemental health insurance policy for Mr. Newsome and his wife, effective after his retirement and thereafter during their lifetimes.  The Company has estimated that it will cost approximately $35,000 to provide this benefit.

Perquisites and Other Benefits

The Committee’s philosophy is that NEOs should not be treated differently from the general employee population in the design of their benefits, other than one-time or special benefits provided under broader programs, such as relocation.  The Company’s overall viewpoint is to offer a compensation package that emphasizes long-term contribution and stability rather than extra benefits, particularly benefits not available to our employees, in general.  The NEOs receive the same medical, dental, vision, disability, employee discount, flexible spending options and 401(k) benefits as the broader employee population who qualify.  The perquisites provided to NEOs are also available to other employees, where applicable, and include:

Paid holidays and vacation.  We currently allow six paid holidays.  Based on years of service, our full-time employees can earn up to three weeks of paid vacation per year.  Currently, all our NEOs, with the exception of Ms. Jones, have earned three weeks of paid vacation per year.  Ms. Jones has earned one week of paid vacation per year.

Discount on the Company’s common stock through the Hibbett Sports, Inc. Employee Stock Purchase Plan (ESPP).  All employees, including our NEOs, who have been employed with the Company over one year and work an average of 20 hours per week, qualify for participation in our ESPP.  The ESPP purchases our common stock each calendar quarter at a discount of 15.0% off the closing price of the lower of the first day of the calendar quarter or the last day of the calendar quarter.  Currently, two of our NEOs participate in the ESPP.

Company-paid life insurance.  The Company provides life insurance coverage equal to two times the annual base salary of all full-time employees up to $500,000 with further reductions once an employee reaches age 65 and 70.

Company-owned vehicle.  Company-owned vehicles are made available to those full-time employees whose job functions require extensive travel.  The vehicles may be used for business and personal use.  Employees, including our NEOs, who drive Company-owned vehicles, reimburse the Company annually for personal use.  Currently, only one of our NEOs drive a Company-owned vehicle.

Deferred Contribution Benefit Plans.  Effective Fiscal 2009, the Board adopted the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan) for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our existing 401(k) plan has been limited because of certain restrictions applicable to qualified plans.  The group of employees eligible for this deferral option includes all our NEOs with the exception of Ms. Jones, who will become eligible upon her first anniversary of employment.

Executive Voluntary Deferral Plan.  Effective Fiscal 2011, the Board adopted the Hibbett Sports, Inc. Executive Voluntary Deferral Plan (Deferral Plan) which permits key executives of the Company an opportunity to defer, on a pre-tax basis, up to 50% of their base salary and up to 100% of any bonus earned.  All of our NEOs are eligible for participation under this plan and one NEO has elected into the Deferral Plan for Fiscal 2011.

Flexible Spending Account Plan.  In January 2010, we introduced a Flexible Spending Account Plan (FSA) that allows employees to set aside pre-tax amounts for out-of-pocket health care and dependent care expenses.  The group of employees eligible for this deferral option includes all our NEOs with the exception of Ms. Jones, who will become eligible upon her first anniversary of employment.  All of our NEOs are eligible for participation under the FSA and three of our NEOs have elected into the FSA for Fiscal 2011.

See the Summary Compensation Table and related disclosures beginning on page 29 for more details on specific perquisites applicable to each NEO.

Equity Ownership

The Compensation Committee has adopted stock ownership guidelines for our NEOs.  By December 2009, all of our veteran NEOs were required to be in compliance with these guidelines.  Within four years of any executive officer’s hire date or promotion to a covered office, whichever is later, the following equity ownership must be maintained in the amounts indicated:

Office Held	Stock Ownership Requirement
Executive Chairman of the Board	Three (3) times base salary
Chief Executive Officer, President	Two (2) times base salary
Senior Vice President	One (1) time base salary

Company equity may be in the form of common stock or common stock equivalents such as options, restricted stock, restricted stock units, etc.  Determination of compliance with the guidelines is based on the closing price of our common stock on the last business day of the fiscal year for shares of stock owned and all restricted stock units and on the grant date fair value under ASC Topic 718 for vested stock options.  As of our fiscal year ended January 30, 2010, all our NEOs had met their stock ownership requirements with the exception of Ms. Jones who has until August 2013 to meet the guidelines.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly held companies may not deduct compensation paid to executive officers to the extent such compensation exceeds $1 million per executive in any year.  Pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation” such as stock option grants, annual bonus and performance shares which satisfy the specific requirements imposed by Section 162(m).  We have taken steps to provide that these exceptions will apply to a majority but not all of the compensation paid to our executive officers.  We continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements.  It continues to be the Committee’s desire that a majority of the bonus compensation paid to our executive officers under the Bonus Plan qualifies as performance-based compensation and is deductible for federal income tax purposes under Section 162(m).

Financial Restatement and Recoupment

Effective Fiscal 2011, the Board adopted a Recoupment Policy within its Corporate Governance Guidelines which allows the Board, at its discretion, to seek reimbursement of performance-based compensation, including performance-based equity compensation, from any senior executive, including our NEOs, who has engaged in fraud, willful misconduct, recklessness or gross negligence that has caused or otherwise significantly contributed to the need for a material restatement of the Company’s financial statements.  The policy is not retroactive to performance-based compensation earned prior to Fiscal 2011.  Prior to the adoption of this policy, we did not have a policy governing executives reimbursing the Company for bonuses paid from previous years if it was determined, through financial restatement or other factors, that the original goals set in those years had not been met.  Bonuses are based on achieved financial targets and are determined based on our audited consolidated financial statements.

The Compensation Committee has the discretion to waive or revise performance goals, but has never exercised this right in the past.

Annual Compensation of Executive Officers

The following table reports amounts paid during the fiscal years ended January 30, 2010, January 31, 2009 and February 2, 2008 to our NEOs, including equity awards that were granted during the year and other benefits that accrued during the fiscal year.

Summary Compensation Table
For the Fiscal Years Ended January 30, 2010, January 31, 2009 and February 2, 2008
(In dollars)

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	TOTAL

Michael J. Newsome (6)	2010	541,000	-	541,200	459,295	595,100	16,749	2,153,344
Chief Executive Officer and	2009	525,000	-	447,900	199,584	590,625	6,331	1,769,440
Chairman of the Board	2008	465,000	-	574,490	-	-	101,382	1,140,872

Gary A. Smith	2010	286,000	-	369,820	-	251,680	12,711	920,211
Chief Financial Officer and	2009	278,000	-	216,485	-	208,025	7,932	710,442
Senior Vice President	2008	260,000	-	217,910	-	6,270	15,915	500,095

Jeffry O. Rosenthal (7)	2010	325,000	-	472,648	-	321,750	14,101	1,133,499
President and	2009	285,000	-	222,457	-	180,000	5,029	692,486
Chief Operating Officer	2008	265,000	-	223,570	-	-	24,679	513,249

Cathy E. Pryor	2010	270,000	-	349,976	-	237,600	2,285	859,861
Senior Vice President	2009	255,000	-	203,048	-	185,511	3,587	647,146
of Store Operations	2008	242,000	-	203,760	-	3,000	18,985	467,745

Rebecca A. Jones (8)	2010	265,000	-	99,359	-	-	3,875	368,234
Senior Vice President
of Merchandising

Note:  The Summary Compensation Table requires a column for Change in Pension Value and Nonqualified Deferred Compensation Dollars which requires the reporting of “above-market” or “preferential” earnings from nonqualified deferred compensation plans of which there were none.  Therefore, for presentation purposes, this column was omitted.

(1)  Hibbett Sports Inc.’s fiscal year ends on the Saturday nearest to January 31 of each year.

(2)  The values set forth in this column reflect performance-based restricted stock units granted to all our NEOs, with the exception of Ms. Jones, whose grant is service-based.  The valuation method, in accordance with ASC Topic 718, is based on the closing price of our common stock on the date of grant, without considering an estimate for forfeitures.  The values in the table represent the target number of awards established for each NEO.

The PSAs awarded to our NEOs were granted based on a percent of their base salary.  The NEOs could earn less or more than the target amount depending on the level of performance achieved.  They could forfeit the entire award upon failure to achieve the minimum performance target.  The following table sets forth the aggregate grant date fair value for the restricted stock units reflected in this column assuming the highest level of performance conditions were achieved:

	Fiscal Year
Name	2010	2009	2008
Michael J. Newsome	$541,200	$447,900	$574,490
Gary A. Smith	$541,195	$324,728	$217,910
Jeffry O. Rosenthal	$541,206	$333,686	$223,570
Cathy E. Pryor	$524,964	$304,572	$203,760
Rebecca A. Jones	N/A	N/A	N/A

Ms. Jones’ award is service-based only and not contingent upon achievement of performance conditions.

The following table represents the aggregate grant date fair value of the actual restricted stock awards earned through Fiscal 2010 based on actual achievement of performance conditions.  (Fiscal 2010 and Fiscal 2009 both have awards outstanding and unearned contingent on future performance achievement; Fiscal 2008 was forfeited in full due to failure to achieve defined performance condition.)

	Fiscal Year
Name	2010	2009	2008
Michael J. Newsome	$270,600	$373,250	$-
Gary A. Smith	$184,910	$180,384	$-
Jeffry O. Rosenthal	$236,324	$185,371	$-
Cathy E. Pryor	$174,988	$169,187	$-
Rebecca A. Jones	$99,359	N/A	N/A

Ms. Jones’ award was awarded upon hire and represents the grant date fair value.  The award cliff vests in five years.

(3)  Option awards consist of options to purchase our common stock and are valued under the provisions of ASC Topic 718 using the Black-Scholes valuation model on the date of grant.  The amount presented equals the full grant date fair value without considering an estimate for forfeitures.  (See Annual Report on Form 10-K filed on March 26, 2010 for a full description of our equity-based compensation and assumptions.)

(4)  Non-Equity Incentive Plan Compensation is defined as compensation earned (whether paid during the period or not) based on the achievement of performance criteria that is substantially uncertain at the time it is established and communicated to the executive.

Our executive bonuses are comprised of a company and/or individual performance component, both of which are a percent of base salary and based on performance criteria the Committee feels is substantially uncertain at the time it is established and communicated to the executive.  Most of the criteria established by the Committee requires an improvement on ratios and earnings from the prior year.  Performance measures are not based on the price of our common stock nor settled by the issuance of our common stock.

For each fiscal year presented, the company performance component was based on a specified EBIT goal that was considered earned (in part) when 85.0% of the stated EBIT goal was achieved and increased as the percent of goal attainment increased.  In Fiscal 2010, 104.0% of the EBIT goal was achieved equating to 110.0% of the bonus target being achieved.  There were no individual bonus goals set for Fiscal 2010 for any of our NEOs.  Ms. Jones’ bonus was guaranteed upon hire and not contingent upon any goals.  In Fiscal 2009, 105.0% of the EBIT goal was achieved equating to 112.5% of the bonus target being achieved.  In addition, Mr. Smith and Ms. Pryor also earned a portion of their individual bonus.  In Fiscal 2008, less than 85.0% of the EBIT goal was achieved and therefore, no bonus was earned by any executive.  The bonus dollars presented represent those pieces of the individual goal determined achieved based on our Fiscal 2008 financial results.

The targeted bonus potential for Fiscal 2010, Fiscal 2009 and Fiscal 2008 was communicated to each executive officer following the March 2009, February 2008 and February 2007 meetings of the Compensation Committee, respectively.  Ms. Jones’ bonus was communicated to her upon hire.

(5)  Other compensation is made up of the incremental cost to us of benefits and other perquisites.  The following tables further details those items listed in total in the Summary Compensation Table under the column heading “All Other Compensation”:

All Other Compensation
For the Fiscal Years Ended January 30, 2010, January 31, 2009 and February 2, 2008
(In dollars)

	Newsome			Smith
Description	2010	2009	2008	2010	2009	2008
(a) 401(k) and Supplemental 401(k) contribution match by Company	14,225	3,499	5,787	12,711	7,932	4,250
(b) Personal use of Company-owned vehicles	2,524	2,832	2,801	-	-	-
(c) Stock option reclassification adjustment	-	-	92,794	-	-	11,665
(d) Moving allowance	-	-	-	-	-	-
TOTAL	16,749	6,331	101,382	12,711	7,932	15,915

	Rosenthal			Pryor			Jones
Description	2010	2009	2008	2010	2009	2008	2010
(a) 401(k) and Supplemental 401(k) contribution match by Company	14,101	5,029	-	-	-	4,010	-
(b) Personal use of Company-owned vehicles	-	-	-	2,285	3,587	2,040	-
(c) Stock option reclassification adjustment	-	-	24,679	-	-	12,935	-
(d) Moving allowance	-	-	-	-	-	-	3,875
TOTAL	14,101	5,029	24,679	2,285	3,587	18,985	3,875

(a)
For Fiscal 2010, Fiscal 2009 and Fiscal 2008, the Board of Directors approved a discretionary match of 75.0% of the first 6.0% of contributions for all eligible employees, including NEOs, under the Company’s 401(k) Plan.  For Fiscal 2010 and Fiscal 2009, the Board of Directors approved a discretionary match of 75.0% of the first 4.5% of contributions for all eligible employees, including NEOs, under the Company’s Supplemental 401(k) Plan.  The amount for Fiscal 2010 for Messrs. Newsome, Rosenthal and Smith was adjusted by $2,275, $2,399 and $3,789, respectively, for refunds made pursuant to being a top-heavy plan.

(b)
Two of our NEOs had use of Company-owned vehicles in Fiscal 2010.  Three of our NEOs had use of Company-owned vehicles in Fiscal 2009 and two of our NEOs had use of Company-owned vehicles in Fiscal 2008.  We have computed the value of the automobile to each applicable Named Executive Officer as the incremental cost to us by allocating the cost of maintenance and fuel based on their personal use.

(c)
In Fiscal 2008, taxes were paid on behalf of the NEOs and all other applicable employees for the past exercise of non-qualified stock options that were originally treated by the Company as incentive stock options.  The total amount of the taxes paid on their behalf was reported as income on their W-2 in Calendar 2007.  Because it was an administrative error on the part of the Company, the decision was made by the Compensation Committee to pay all taxes due for improperly classified stock option exercises from 2001 through 2006 on behalf of all employees affected, including our NEOs.

(d)	Moving allowance represents the amount that was paid to our Senior Vice President of Merchandising upon hire and includes a tax gross-up of $675.

In addition to those items listed in the table above, we allow Mr. Newsome to store some personal items in a warehouse we own.  We do not maintain insurance on any of these items.  It is our determination that this does not qualify as a perquisite to Mr. Newsome as there is no incremental cost to us.

(6)  Mr. Newsome was named our Executive Chairman, effective March 15, 2010.  The tables in this Proxy Statement are indicative of his position as Chairman of the Board and Chief Executive Officer.

(7)  Mr. Rosenthal was named our Chief Executive Officer effective March 15, 2010.  The tables in this Proxy Statement are indicative of his position as President and Chief Operating Officer for Fiscal 2010 and as Vice President of Merchandising for Fiscal 2009 and Fiscal 2008.

(8)  Ms. Jones was hired as Vice President of Merchandising in August 2009 and was named a Senior Vice President in November 2009.  The base salary represents her annualized base salary at hire.

Michael J. Newsome

Michael J. Newsome served as our President from 1981 through August 2004 and was named Chief Executive Officer in September 1999 and Chairman of the Board in March 2004.  Since joining us as an outside salesman over 40 years ago, Mr. Newsome has held numerous positions with us, including retail clerk, outside salesman to schools, store manager, district manager, regional manager and President.  Prior to joining us, Mr. Newsome worked in the sporting goods retail business for six years.

Mr. Newsome currently serves as our Executive Chairman, stepping down as Chief Executive Officer, effective March 15, 2010.  In determining his salary, the Compensation Committee considered the compensation of similarly situated executives among our peer group, as well as Mr. Newsome’s influence on our continued financial growth and success.  The following table represents the compensation package awarded to Mr. Newsome in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2010		Fiscal 2009		Fiscal 2008
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$541,000		$525,000		$465,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	541,000	100.0%	525,000	100.0%	376,650	81.0%
Individual Bonus Target (2) (3)	-	0.0%	-	0.0%	41,850	9.0%
TOTAL Bonus Target	541,000	100.0%	525,000	100.0%	418,500	90.0%
TOTAL Cash Compensation Potential	$1,082,000	200.0%	$1,050,000	200.0%	$883,500	190.0%

Stock Options (4) (5) (6)	46,800		19,900		-
Restricted Stock Units (4) (7)	30,000		30,000		20,300

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 23 for a complete discussion on Company bonus.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Mr. Newsome earned 110.0% of his base salary or $595,100.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Mr. Newsome earned 112.5% of his base salary or $590,625.  Mr. Newsome’s entire bonus structure was based on the Company’s EBIT goal for both Fiscal 2010 and Fiscal 2009.  In Fiscal 2008 and because the Company failed to achieve the EBIT goal, Mr. Newsome did not earn the Company bonus.

(2)  In Fiscal 2010 and Fiscal 2009, Mr. Newsome did not have an individual bonus target.  In Fiscal 2008, Mr. Newsome’s entire individual bonus was based on the achievement of a return-on-investment goal that was not achieved and therefore not paid.

(3)  For Fiscal 2008, in addition to the return-on-investment goal, the following criteria had to be met in order to qualify for the individual bonus:

•      visit a defined number of different stores in 10 different states;
•      work a defined number of shifts in retail stores, working the same duties as an hourly employee; and
•      no material weaknesses in internal control over financial reporting identified.

(4)  See “Stock Awards and Option Awards” on page 25 for a complete discussion on equity awards to our NEOs.

(5)  Under our current equity plan grant agreement, stock options vest equally over a four (4) year term and expire on the eighth anniversary of the date of grant.  Under the provisions of our current equity plan, vesting is accelerated upon death, disability or retirement (subject to years of service, age and Compensation Committee approval).  Because Mr. Newsome has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules.

(6)  The Fiscal 2010 and Fiscal 2009 stock option grants were made when the Committee made the decision to keep Mr. Newsome’s long-term equity incentive at the percentage they originally established, or 110.0% of his base salary.  Because of plan limitations of the EIP at the time awarded, only 30,000 RSUs (or 56% and 82%, respectively) of his base salary could be awarded to him in a calendar year, so the remaining dollars were awarded in stock options.

(7)  All of the Fiscal 2010, Fiscal 2009 and Fiscal 2008 RSU awards are performance-based.  Of the Fiscal 2010 award, 15,000 RSUs of the 30,000 RSUs awarded have been earned based on a Sales goal set by the Committee.  The remaining 15,000 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.  Of the Fiscal 2009 award, 25,000 RSUs of the 30,000 RSUs awarded have been earned based on Sales and EBIT goals set by the Committee.  The remaining 5,000 RSUs are contingent on an EBIT goal for Fiscal 2011.  The Fiscal 2008 RSU award was forfeited in full when the Sales goal set by the Committee was not achieved.

PSAs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Under the provisions of our current equity plan, vesting is accelerated upon death, disability or retirement (subject to years of service and age).  Because Mr. Newsome has met the service and age criteria for accelerated vesting upon retirement, typically his equity awards would no longer be subject to applicable vesting schedules, although they are typically subject to performance achievement.

Other Compensation.  Other compensation earned by Mr. Newsome is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See table on page 31 for an analysis of those items and costs identified as other compensation to Mr. Newsome.

Gary A. Smith

Gary A. Smith has been our Vice President, Principal Accounting and Chief Financial Officer since April 2001.  He currently serves as a Senior Vice President.  Prior to joining us, Mr. Smith was the Chief Financial and Accounting Officer for Moore-Handley, Inc. from 2000 to 2001.  Mr. Smith was the Director of Finance for City Wholesale, Inc. from 1997 to 2000 and a Senior Vice President of Parisian, Inc. from 1979 to 1997.  The following table represents the compensation package awarded to Mr. Smith in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2010		Fiscal 2009		Fiscal 2008
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$286,000		$278,000		$260,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	228,800	80.0%	156,200	56.2%	146,000	56.2%
Individual Bonus Target (2) (3)	-	0.0%	52,300	18.8%	49,000	18.8%
TOTAL Bonus Target	228,800	80.0%	208,500	75.0%	195,000	75.0%
TOTAL Cash Compensation Potential	$514,800	180.0%	$486,500	175.0%	$455,000	175.0%

Restricted Stock Units (4) (5)	20,500		14,500		7,700

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 23 for a complete discussion on Company bonus.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Mr. Smith earned 88.0% of his base salary or $251,680.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Mr. Smith earned 63.2% of his base salary or $175,725.  In Fiscal 2008 and because the Company failed to achieve the EBIT goal, Mr. Smith did not earn a Company bonus.

(2)  In Fiscal 2010, Mr. Smith did not have an individual bonus target.  In Fiscal 2009, based on criteria and goals set by the Committee, Mr. Smith earned 11.6% of his base salary or $32,300 of his individual bonus.  In Fiscal 2008, based on criteria and goals set by the Committee, Mr. Smith earned 2.4% of his base salary or $6,270 out of the potential $49,000 of his individual bonus.

(3)  The individual goals set for Mr. Smith in Fiscal 2009 and Fiscal 2008 were as follows:

•
achieve an average proforma sales of new stores at a defined return-on-investment with at least 60.0% and 62.0% (for Fiscal 2009 and Fiscal 2008, respectively) of the stores achieving 95.0% of their proforma sales with a minimum new store opening requirement for Fiscal 2008;

•	improve inventory turn to a defined level (Fiscal 2009);
•	attain a defined level of internally measured retail operating cost (Fiscal 2009);
•	improve combined aged inventory over one year old and over 6 months to a defined level (Fiscal 2008); and
•	improve retail division shrink to a defined level (Fiscal 2009 and Fiscal 2008).

In order to qualify for the individual bonuses in Fiscal 2009 and Fiscal 2008, the Committee set qualifying criteria in addition to the performance criteria.  In both fiscal years, there could be no material weaknesses in internal control over financial reporting identified.  In Fiscal 2009, the following also had to be met in order to qualify for the individual bonus:

•      visit a defined number of different stores; and
•      work a defined number of shifts in retail stores, working the same duties as an hourly employee.

(4)  See “Stock Awards and Option Awards” on page 25 for a complete discussion on equity awards to our NEOs.

(5)  All of the Fiscal 2010, Fiscal 2009 and Fiscal 2008 RSU awards are performance-based.  Of the Fiscal 2010 award, 10,250 RSUs of the 20,500 RSUs awarded have been earned based on a Sales goal set by the Committee.  The remaining 10,250 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.  Of the Fiscal 2009 award, 12,082 RSUs of the 14,500 RSUs awarded have been earned based on Sales and EBIT goals set by the Committee.  In addition, of the 12,082 RSUs earned, 7,250 RSUs are still subject to a service condition.  The remaining 2,418 RSUs are contingent on an EBIT goal for Fiscal 2011.  The Fiscal 2008 RSU award was forfeited in full when the Sales goal set by the Committee was not achieved.

PSAs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Mr. Smith is not subject to any accelerated vesting provisions on any of his equity awards in the form of RSUs due to his age.

Other Compensation.  Other compensation earned by Mr. Smith is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See table on page 31 for an analysis of those items and costs identified as other compensation to Mr. Smith.

Jeffry O. Rosenthal

Jeffry O. Rosenthal has been our Vice President of Merchandising since August 1998 and was named our President and Chief Operating Officer, effective February 2009 (Fiscal 2010).  Mr. Rosenthal currently serves as our Chief Executive Officer and President, effective March 15, 2010.  Prior to joining us, Mr. Rosenthal was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.  The following table represents the compensation package awarded to Mr. Rosenthal in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2010		Fiscal 2009		Fiscal 2008
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$325,000		$285,000		$265,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	292,500	90.0%	160,000	56.1%	149,000	56.2%
Individual Bonus Target (2) (3)	-	0.0%	64,200	22.5%	49,750	18.8%
TOTAL Bonus Target	292,500	90.0%	224,200	78.7%	198,750	75.0%
TOTAL Cash Compensation Potential	$617,500	190.0%	$509,200	178.7%	$463,750	175.0%

Restricted Stock Units (4) (5)	26,200		14,900		7,900

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 23 for a complete discussion on Company bonus.  In Fiscal 2010 and based on the Company’s EBIT goal achievement, Mr. Rosenthal earned 99.0% of his base salary or $321,750.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Mr. Rosenthal earned 63.2% of his base salary or $180,000.  In Fiscal 2008 and because the Company failed to achieve the EBIT goal, Mr. Rosenthal did not earn a Company bonus.

(2)  In Fiscal 2010, Mr. Rosenthal did not have an individual bonus target.  In Fiscal 2009, based on criteria and goals set by the Committee, Mr. Rosenthal did not earn any of the potential $64,200 of his individual bonus.  In Fiscal 2008, based on criteria and goals set by the Committee, Mr. Rosenthal did not earn any of the potential $49,750 of his individual bonus.

(3)  The individual goals set for Mr. Rosenthal in Fiscal 2009 and Fiscal 2008 were as follows:

•
achieve an average proforma sales of new stores at a defined return-on-investment with at least 60.0% and 62.0% (for Fiscal 2009 and Fiscal 2008, respectively) of the stores achieving 95.0% of their proforma sales with a minimum new store opening requirement for Fiscal 2008;

•	improve inventory turn to a defined level (Fiscal 2009 and Fiscal 2008);
•	improve internally measured retail product margin to a defined level (Fiscal 2009 and Fiscal 2008); and

•	improve combined aged inventory over one year old and over 6 months to a defined level (Fiscal 2008).

In order to qualify for the individual bonuses in Fiscal 2009 and Fiscal 2008, the Committee set qualifying criteria in addition to the performance criteria.  In both fiscal years, there could be no material weaknesses in internal control identified over Mr. Rosenthal’s area of responsibility.  In addition, the following had to be met in order to qualify for the individual bonus in each of the years presented:

•      visit a defined number of different stores in 10 different states; and
•      work a defined number of shifts in retail stores, working the same duties as an hourly employee.

(4)  See “Stock Awards and Option Awards” on page 25 for a complete discussion on equity awards to our NEOs.

(5)  All of the Fiscal 2010, Fiscal 2009 and Fiscal 2008 RSU awards are performance-based.  Of the Fiscal 2010 award, 13,100 RSUs of the 26,200 RSUs awarded have been earned based on a Sales goal set by the Committee.  The remaining 13,100 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.  Of the Fiscal 2009 award, 12,416 RSUs of the 14,900 RSUs awarded have been earned based on Sales and EBIT goals set by the Committee.  In addition, of the 12,416 RSUs earned, 7,450 RSUs are still subject to a service condition.  The remaining 2,484 RSUs are contingent on an EBIT goal for Fiscal 2011.  The Fiscal 2008 RSU award was forfeited in full when the Sales goal set by the Committee was not achieved.

PSAs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Mr. Rosenthal is not subject to any accelerated vesting provisions on any of his equity awards in the form of RSUs due to his age.

Other Compensation.  Other compensation earned by Mr. Rosenthal is made up of benefits and other such perquisites identified as having value to him and an incremental cost to us.  See table on page 31 for an analysis of those items and costs identified as other compensation to Mr. Rosenthal.

Cathy E. Pryor

Cathy E. Pryor has been with us since 1988 and has been our Vice President of Store Operations since 1995.  Prior to 1995, Ms. Pryor held positions as a district manager and Director of Store Operations.  She is currently a Senior Vice President of the Company.  The following table represents the compensation package awarded to Ms. Pryor in each of the years presented, regardless of whether ultimately achieved or obtained:

	Fiscal 2010		Fiscal 2009		Fiscal 2008
Salary Component	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary	Dollars or Number of	% to Base Salary
Base Salary	$270,000		$255,000		$242,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (1)	216,000	80.0%	143,565	56.3%	136,125	56.3%
Individual Bonus Target (2) (3)	-	0.0%	47,940	18.8%	45,375	18.8%
TOTAL Bonus Target	216,000	80.0%	191,505	75.1%	181,500	75.0%
TOTAL Cash Compensation Potential	$486,000	180.0%	$446,505	175.1%	$423,500	175.0%

Restricted Stock Units (4) (5)	19,400		13,600		7,200

(1)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 23 for a complete discussion on Company bonus.

In Fiscal 2010 and based on the Company’s EBIT goal achievement, Ms. Pryor earned 88.0% of her base salary or $237,600.  In Fiscal 2009 and based on the Company’s EBIT goal achievement, Ms. Pryor earned 63.3% of her base salary or $161,511.  In Fiscal 2008 and because the Company failed to achieve the EBIT goal, Ms. Pryor did not earn a Company bonus.

(2)  In Fiscal 2010, Ms. Pryor did not have an individual bonus target.  In Fiscal 2009, based on criteria and goals set by the Committee, Ms. Pryor earned 9.4% of her base salary or $24,000 of her individual bonus.  In Fiscal 2008, based on criteria and goals set by the Committee, Ms. Pryor earned 1.2% of her base salary or $3,000 out of the potential $45,375 of her individual bonus.

(3)  The individual goals set for Ms. Pryor in Fiscal 2009 and Fiscal 2008 were as follows:

•
achieve an average proforma sales of new stores at a defined return-on-investment with at least 60.0% and 62.0% (Fiscal 2009 and Fiscal 2008, respectively) of the stores achieving 95.0% of their proforma sales with a minimum new store opening requirement for Fiscal 2008;

•	improve retail store labor as a percent to sales to a defined level;
•	improve items per sales transaction to a defined level; and
•	improve retail division shrink to a defined level (Fiscal 2009 and Fiscal 2008).

In order to qualify for the individual bonuses in Fiscal 2009 and Fiscal 2008, the Committee set qualifying criteria in addition to the performance criteria.  In both fiscal years, there could be no material weaknesses in internal control identified over Ms. Pryor’s area of responsibility.  In addition, the following had to be met in order to qualify for the individual bonus in Fiscal 2009 and Fiscal 2008:

•      visit a defined number of different stores in 19 different states; and
•      work a defined number of shifts in retail stores, working the same duties as an hourly employee.

(4)  See “Stock Awards and Option Awards” on page 25 for a complete discussion on equity awards to our NEOs.

(5)  All of the Fiscal 2009 and Fiscal 2008 RSU awards are performance-based.  Of the Fiscal 2010 award, 9,700 RSUs of the 19,400 RSUs awarded have been earned based on a Sales goal set by the Committee.  The remaining 9,700 RSUs are contingent on a cumulative EBIT goal for Fiscal 2010 through Fiscal 2012.  Of the Fiscal 2009 award, 11,332 RSUs of the 14,500 RSUs awarded have been earned based on Sales and EBIT goals set by the Committee.  In addition, of the 11,332 RSUs earned, 6,800 RSUs are still subject to a service condition.  The remaining 2,268 RSUs are contingent on an EBIT goal for Fiscal 2011.  The Fiscal 2008 RSU award was forfeited in full when the Sales goal set by the Committee was not achieved.

PSAs have cliff vesting provisions from one to five years from date of grant and upon achievement of performance criteria.  Ms. Pryor is not subject to any accelerated vesting provisions on any of her equity awards in the form of RSUs due to her age.

Other Compensation.  Other compensation earned by Ms. Pryor is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See table on page 31 for an analysis of those items and costs identified as other compensation to Ms. Pryor.

Rebecca A. Jones

Rebecca A. Jones was hired as our Vice President of Merchandising effective August 2009 and is currently a Senior Vice President of the Company.  Prior to joining our Company, she served as Vice President/General Merchandise Manager-Crafts at Jo-Ann Fabric and Craft Stores since 2003 and as Vice President/Divisional Merchandise Manager at Wal-Mart Stores from 1999 to 2003.  In her prior retail experience, Ms. Jones has served in various operations, planning, buying and merchandising positions over the last 27 years.  The following table represents the compensation package awarded to Ms. Jones upon hire:

	Fiscal 2010
Salary Component	Dollars or Number of	% to Base Salary
Base Salary (1)	$265,000
Non-Equity Incentive Plan Compensation
Company Bonus Target (2)	-	0.0%
Individual Bonus Target (3)	99,375	37.5%
TOTAL Bonus Target	99,375	37.5%
TOTAL Cash Compensation Potential	$364,375	137.5%

Restricted Stock Units (4) (5)	5,302

(1)  Ms. Jones annual salary as reported on the Current Form 8-K on July 23, 2009, was established at $265,000.  She also received 5,302 service-based restricted stock units that were awarded on November 2, 2009, the first business day of the next fiscal quarter following hire, as per our Statement of Employee Equity Grant Practices.

(2)  See “Bonus and Non-Equity Incentive Plan Compensation” on page 23 for a complete discussion on Company bonus.  Ms. Jones was not eligible for any Company bonus in Fiscal 2010.

(3)  The individual bonus represents a guaranteed cash bonus for Fiscal 2010 established upon hire.

(4)  See “Stock Awards and Option Awards” on page 25 for a complete discussion on equity awards to our NEOs.

(5)  The RSU award to Ms. Jones for Fiscal 2010 was established upon hire and is service-based and not contingent upon the achievement of any performance criteria.  Under our current equity plan grant agreement, executive restricted stock units that are not performance-based typically have a five-year cliff vesting schedule.  Ms. Jones is not subject to any accelerated vesting provisions on any of her equity awards in the form of RSUs due to her age and years of service.

Other Compensation.  Other compensation earned by Ms. Jones is made up of benefits and other such perquisites identified as having value to her and an incremental cost to us.  See table on page 31 for an analysis of those items and costs identified as other compensation to Ms. Jones.

Grants of Plan-Based Awards Table

The following table provides additional detail regarding stock options and other equity awards (such as restricted stock and restricted stock units) granted during the last fiscal year and amounts payable under other compensation plans (such as long-term incentive awards that are payable in cash or stock):

Grants of Plan-Based Awards
For the Fiscal Year Ended January 30, 2010

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3) (4)
Executive	Grant Date	Approval Date (5)	Target ($)(6)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	Fair Value of Equity Award on Date of Grant ($)(8)
Newsome	3/17/09	3/10/09	--	7,500	30,000	30,000	--	--	--	$ 541,200
Newsome	3/17/09	3/10/09	--	46,800	46,800	46,800	--	--	$18.04	$ 459,295
Smith	3/17/09	3/10/09	--	5,125	20,500	30,000	--	--	--	$ 369,820
Rosenthal	3/17/09	3/10/09	--	6,550	26,200	30,000	--	--	--	$ 472,648
Pryor	3/17/09	3/10/09	--	4,850	19,400	29,100	--	--	--	$ 349,976
Jones	11/2/09	7/23/09	--	5,302	5,302	5,302	--	--	--	$ 99,359

(1)
For Fiscal 2010, there were no portions of any of our NEOs non-equity incentive bonus that was undeterminable.  Their entire cash bonus was based on an EBIT goal for Fiscal 2010, which was achieved and paid in March 2010.  See Note 4 under the Summary Compensation Table.

(2)
Estimated future payouts under equity incentive plan awards consist of those equity awards with performance conditions.  The amounts presented represent the fair value of the minimum award (threshold) that could be earned assuming a certain level of required performance under the plan, the target amount that was awarded and the maximum award that could be earned assuming the equity award value when earned equaled the fair value on the date of grant.  All the NEOs’ restricted stock unit awards were contingent upon the achievement of performance criteria of which one-half of the awards have been certified as having been met.

(3)
The Fiscal 2010 RSUs awarded to the NEOs were tiered with cliff vesting on the third and fifth anniversary of the date of grant and contingent on the achievement of specified performance criteria over the next three fiscal years.  One-half of the award presented was based on performance criteria for Fiscal 2010 and was certified by the Compensation Committee as having been achieved and has a five year cliff vesting provision.  The remaining half of the award will be certified, if performance achieved, and will cliff vest on the third anniversary of the date of grant, assuming achievement.

(4)
Options to purchase shares of our common stock vest in equal installments over four years beginning on the first anniversary of the date of grant.  One option award was granted to our CEO in Fiscal 2010.

(5)	The approval date represents the date approved by our Compensation Committee and reported on Forms 8-K to the Securities and Exchange Commission on March 10, 2009 and July 23, 2009.

(6)
There are no target or maximum future payouts to our NEOs for Fiscal 2010 under a non-equity incentive plan (See Note 1).  Therefore, for presentation purposes, columns were combined and no threshold column is presented as it relates to non-equity incentive plans.

(7)	Exercise price is defined by us as the closing market price on the date of grant.

(8)
Fair value of equity award on date of grant is determined under the provision of ASC Topic 718 using the Black-Scholes valuation model as of the date of grant, where applicable.  All of the equity awards granted in Fiscal 2010 were in the form of RSUs and were valued at the closing price of our common stock on the date of grant, with the exception of a stock option grant to our CEO.  The RSUs awarded on March 17, 2009 were valued at $18.04.  The stock option grant on March 17, 2009 had a fair market value of $9.81.  The RSUs awarded on November 2, 2009 were valued at $18.74.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information on each outstanding equity award held by our NEOs at the end of our fiscal year ended January 30, 2010, including the number of securities underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option:

Outstanding Equity Awards at Fiscal Year-End
For the Fiscal Year Ended January 30, 2010

	Option Awards					Stock Awards
NEO	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Units or Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Newsome	20,250	--	7.41	3/18/2013	(4)
	40,500	--	15.11	2/24/2014	(5)
	36,002	8,999	23.45	5/31/2015	(6)
	7,201	1,799	24.71	8/18/2015	(7)
	24,000	--	30.98	1/27/2014	(8)
	4,975	14,925	21.02	5/30/2016	(12)
	--	46,800	18.04	3/17/2017	(13)
					(10)	5,100	108,222	--	--
					(11)	25,000	530,500	5,000	106,100
					(14)	30,000	636,600	15,000	318,300

Smith	10,125	--	6.68	4/30/2011	(2)
	50,625	--	6.55	2/26/2012	(3)
	50,625	--	7.41	3/18/2013	(4)
	33,750	--	15.11	2/24/2014	(5)
	21,608	5,393	23.45	5/31/2015	(6)
	8,550	2,850	30.98	2/22/2014	(9)
					(10)	9,900	210,078	--	--
					(11)	12,084	256,422	2,418	51,310
					(14)	20,500	435,010	10,250	217,505

Rosenthal	10,125	--	5.90	2/21/2011	(1)
	20,250	--	6.55	2/26/2012	(3)
	30,375	--	7.41	3/18/2013	(4)
	33,750	--	15.11	2/24/2014	(5)
	21,608	5,393	23.45	5/31/2015	(6)
	8,550	2,850	30.98	2/22/2014	(9)
					(10)	9,900	210,078	--	--
					(11)	12,417	263,489	2,484	52,710
					(14)	26,200	555,964	13,100	277,982

Pryor	16,875	--	15.11	2/24/2014	(5)
	10,802	2,699	23.45	5/31/2015	(6)
	6,900	2,300	30.98	2/22/2014	(9)
					(10)	2,000	42,440	--	--
					(11)	11,334	240,507	2,268	48,127
					(14)	19,400	411,668	9,700	205,834

Jones	--	--	--	--	(15)	5,302	112,508	--	--

Note:  If options are subject to performance conditions they are reported in a column labeled “Equity Incentive Plan Awards:  Number of Securities Underlying Unexercised Unearned Options (#).”  None of our options are subject to performance conditions and therefore this column has been omitted for presentation purposes.

(1)
Options awarded February 21, 2001 under the Amended 1996 Stock Option Plan (SOP) vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Rosenthal, 50,625.

(2)
Options awarded April 30, 2001 under the SOP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Smith, 25,313.

(3)
Options awarded February 26, 2002 under the SOP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Newsome, 135,000; Smith, 50,625; Rosenthal, 50,625.

(4)
Options awarded March 18, 2003 under the SOP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Newsome, 101,250; Smith, 50,625; Rosenthal, 50,625.

(5)
Options awarded February 24, 2004 under the SOP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Newsome, 67,500; Smith, 33,750; Pryor, 16,875; Rosenthal, 33,750.

(6)
Options awarded May 31, 2005 under SOP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Newsome, 45,001; Smith, 27,001; Pryor, 13,501; Rosenthal, 27,001.

(7)
Options awarded August 18, 2005 under the EIP vesting over five years in equal installments beginning on the first anniversary of the date of grant and expiring on the tenth anniversary of the date of grant; Total awarded:  Newsome, 9,000.

(8)
Options awarded January 27, 2006 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant; Total awarded:  Newsome, 24,000.

(9)
Options awarded February 22, 2006 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant; Total awarded:  Smith, 11,400; Pryor, 9,200; Rosenthal, 11,400.

(10)
Restricted stock units awarded under the EIP which cliff vests on the fifth anniversary of the date of grant.  The units presented above represent three separate awards of restricted stock units; August 18, 2005 to Smith, 7,500; and Rosenthal, 7,500; January 27, 2006 to Newsome, 5,100; and February 22, 2006 to Smith, 2,400; Pryor, 2,000; and Rosenthal, 2,400.  None of these awards are subject to any performance criteria.  Values shown at closing price of $21.22 as of January 30, 2010.

(11)
Restricted stock units awarded March 18, 2008 under the EIP subject to performance criteria based on a Company Sales goal for Fiscal 2009 and subject to a five year vesting condition and Company EBIT goals for Fiscal 2009, Fiscal 2010 and Fiscal 2011 and subject to one, two and three year vesting conditions.  The performance criterion was achieved in Fiscal 2009 and Fiscal 2010.  The award subject to the Fiscal 2009 Sales goal will vest on the fifth anniversary of the date of grant.  The award subject to the Fiscal 2009 EBIT goal vested on March 18, 2009, the first anniversary of the date of grant.  The award subject to the Fiscal 2010 EBIT goal vested on March 18, 2010, the second anniversary of the date of grant.  Values shown at closing price of $21.22 as of January 30, 2010.

(12)
Options awarded May 30, 2008 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant; Total awarded:  Newsome, 19,900.

(13)
Options awarded March 17, 2009 under the EIP vesting over four years in equal installments beginning on the first anniversary of the date of grant and expiring on the eighth anniversary of the date of grant; Total awarded:  Newsome, 46,800.

(14)
Restricted stock units awarded March 17, 2009 under the EIP subject to performance criteria based on a Company Sales goal for Fiscal 2010 and subject to a five year vesting condition and a cumulative Company EBIT goals for Fiscal 2010 through Fiscal 2012 and subject to a three year vesting condition.  The performance criterion was achieved in Fiscal 2010 for the Sales goal which will vest on the fifth anniversary of the date of grant.  Values shown at closing price of $21.22 as of January 30, 2010.

(15)
Restricted stock units awarded under the EIP which cliff vests on the fifth anniversary of the date of grant.  The award is not subject to any performance criteria.; Total awarded: Jones, 5,302.  Values shown at closing price of $21.22 as of January 30, 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table reflects amounts realized by our NEOs on each option that was exercised and each stock award that vested during the year:

Option Exercises and Stock Vested in Fiscal Year 2010

		Option Awards (1)		Stock Awards (2)
NEO	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Newsome	3/18/2009	--	--	5,000	92,400
Ms. Pryor	3/18/2009	--	--	2,266	41,876
Mr. Rosenthal	3/18/2009	--	--	2,483	45,886
Mr. Smith	3/18/2009	--	--	2,416	44,648
Mr. Newsome	4/2/2009	16,988	228,489	--	--
Mr. Newsome	4/21/2009	20,250	285,323	--	--

(1)	All trades were same-day-sale, cashless exercises facilitated by a third-party broker. All trades were reported on Form 4 with the SEC.

(2)	All released shares were reported on Form 4 with the SEC.

Trading in Hibbett Sports Inc. Stock Derivatives

It is our policy that our NEOs and Directors may not purchase or sell options on our stock, nor engage in short sales with respect to our common stock.  Also, trading by executives and Directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our stock is strictly prohibited.

Pension Benefits Table

The Pensions Benefits Table is intended to disclose the actuarial present value of each NEO’s accumulated benefit under each pension plan, assuming benefits are paid at normal retirement age based upon current levels of compensation.  We do not currently offer a pension benefit plan or defined benefit-type plan arrangement to any of our employees, including our executive officers.  Therefore, this table is not included.

Nonqualified Deferred Compensation

The following table discloses the annual contributions made by our NEOs and Company under nonqualified defined contribution plans during the year:

Nonqualified Deferred Compensation in Fiscal Year 2010 (1)

NEO	Executive Contributions in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Newsome	$12,273	$9,112	$1,193	$-	$40,361
Mr. Smith	$10,162	$7,599	$528	$-	$19,344
Mr. Rosenthal	$12,138	$8,988	$314	$-	$22,525
Ms. Pryor	$-	$-	$-	$-	$-
Ms. Jones	$-	$-	$-	$-	$-

(1)
Amounts set forth in this table reflect amounts deferred and contributed under the Hibbett Sports, Inc. Supplemental 401(k) Plan (Supplemental Plan).  Our Board of Directors adopted the Supplemental Plan for the purpose of supplementing the employer matching contribution and salary deferral opportunity available to highly compensated employees whose ability to receive Company matching contributions and defer salary under our existing 401(k) Plan has been limited because of certain restrictions applicable to qualified plans.  The nonqualified deferred compensation Supplemental Plan allows participants to defer up to 40% of their compensation.  The Supplemental Plan is administered on a calendar year basis.  Contributions are held in trust and are invested based on the individual’s investment directive.

(2)
Mr. Newsome opted into the Supplemental Plan at plan inception, or February 2008.  Mr. Smith and Mr. Rosenthal opted into the Supplemental Plan beginning calendar year 2009.  Ms. Pryor has elected not to participate in the Supplemental Plan.  Ms. Jones did not qualify to participate in the Supplement Plan.

(3)
The Board elected to match employee contributions at $0.75 for each dollar of compensation deferred, subject to a maximum of 4.5% of compensation for Fiscal 2010.  This match is credited annually to the participating employee by December 31.  The three NEO participants all qualified for the Company match in Fiscal 2010.

Future Planning

For Fiscal 2011, the Compensation Committee established target bonuses and performance goals for its NEOs, consistent with past practices.  Consistent with Fiscal 2010’s bonus structure, the Company performance goal is based on EBIT.  The Committee determined, beginning in Fiscal 2010, that it was in the Company’s best interest to base all the NEOs’ bonuses on Company performance.  Individual goals for each NEO are used to evaluate executives annually and are considered within the setting of base salary for each.  The performance appraisals are conducted by our CEO and reviewed by the Committee.  All incentive bonuses were established under the 2006 Executive Officer Cash Bonus Plan.

For Fiscal 2011, the Compensation Committee awarded performance-based restricted stock units that cliff vest in three and five years to all our NEOs.  Each NEO received a total award based on 60.0% to 110.0% of their base salary.  All RSU awards were based on 80% of the 30-day trailing average of our stock price as of March 1, 2010.

Consistent with Fiscal 2010, the Committee approved a tiered structure for the award of restricted stock units for Fiscal 2010.  The awards are separated into two stand-alone grants, each based on a specific performance target.  Half of the award is subject to a ROIC goal this fiscal year and, if achieved, will cliff vest in five years.  The remaining half is subject to the achievement of a cumulative EBIT goal for Fiscal 2011 through Fiscal 2013.  If achieved, the awards will cliff vest in three years.  The achievement or failure to achieve any of the goals does not affect the ability to achieve the other goal.  For both awards, the percentage of units that vest depends on the percentage of each goal achieved at the end of the performance period and can range from 0.0% to 200.0% of the target award.

The Committee implemented this tiered structure in Fiscal 2009 to offset the gap created by the cliff vesting provisions of the restricted stock unit awards from the graded vesting offered with historical stock option grants so that some portion of executive awards have the potential to vest each year.  The Committee intends to keep awarding performance-based restricted stock units that will continue the tier by one year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 1, 2010 by each person (or group with the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially more than five percent of the Company’s common stock.

Name and Address of 5% Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, Maryland 21202	3,719,405	12.9%
Wasatch Advisors, Inc. (3) 150 Social Hall Avenue Salt Lake City, Utah 84111	3,321,069	11.6%
Neuberger Berman Group LLC (4) 605 Third Avenue New York, New York 10158	2,254,663	7.9%
BlackRock, Inc. (5) 40 East 52nd Street New York, New York 10022	2,123,139	7.4%
Wells Fargo and Company (6) 420 Montgomery Street San Francisco, California 94104	2,021,388	7.1%
Franklin Resources, Inc. (7) One Franklin Parkway San Mateo, California 94403	1,862,500	6.5%
Westfield Capital Management Company, LP (8) 1 Financial Center Boston, Massachusetts 02111	1,595,538	5.6%

(1)
As used in this table “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  Any such security is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)
Shares over which T. Rowe Price Associates, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 12, 2010.

(3)	Shares over which Wasatch Advisors, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 16, 2010.

(4)
Shares over which Neuberger Berman Group LLC, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its Schedule 13G/A filed with the SEC on February 16, 2010.

(5)	Shares over which BlackRock, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G filed with the SEC on January 29, 2010.

(6)	Shares over which Wells Fargo and Company, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G filed with the SEC on January 21, 2010.

(7)	Shares over which Franklin Resources, Inc., registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G/A filed with the SEC on February 2, 2010.

(8)
Shares over which Westfield Capital Management Company, LP, registered investment advisor, has discretionary authority to buy, sell and vote, as reported in its 13G filed with the SEC on February 11, 2010.

Security Ownership of Management

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 12, 2010, by our Directors, Principal Executive Officer, Principal Financial Officer and our NEOs.

	Number of Shares or Units
Beneficial Owner	Common Stock	Stock Equivalent Units	Options Exercisable Within 60 Days	Total Percent of Class
Terrance G. Finley	--	--	19,451	*
Albert C. Johnson	2,000	--	17,451	*
Rebecca A. Jones	--	--	--	*
Carl Kirkland	--	--	77,034	*
Michael J. Newsome	69,837	20,100	200,053	1.0%
Ralph T. Parks	--	--	20,000	*
Cathy E. Pryor	4,265	--	22,701	*
Jeffry O. Rosenthal	4,966	--	102,526	*
Thomas A. Saunders III	67,500	--	65,074	*
Gary A. Smith	10,903	--	173,401	*
Alton E. Yother	--	--	47,079	*

All Directors and Executive Officers as a Group (11 Persons)	159,471	20,100	744,770	3.2%

* Less than one percent (1.0%)

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security.  A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days.  All of Mr. Newsome’s awards that are not contingent upon the achievement of future performance criteria are included in this table because there is no risk of forfeiture due to his age and years of service with the Company as defined within our grant agreements.  Any such award is deemed to be outstanding for purposes of calculating the ownership percentage of Mr. Newsome.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND LEGAL PROCEEDINGS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and certain of our officers to file reports of stock ownership and changes in ownership (Forms 3, 4 and 5) in Hibbett Sports, Inc. shares with the SEC.  Based solely upon a review of copies of Forms 3, 4 and 5 for the fiscal year ended January 30, 2010, we believe that all our executive officers, Directors and other Section 16 officers complied with all filing requirements on a timely basis, with the exception of Form 4s for Messrs. Newsome, Smith and Rosenthal and Ms. Pryor that should have been filed upon certification of achievement of their Fiscal 2009 performance goals for their RSU grants on March 18, 2008.  The achievement of the goals was certified by the Compensation Committee on March 10, 2009.  The Form 4s were improperly filed on the release date.  Promptly upon discovery of this inadvertent error, we filed the appropriate Form 4s on March 19, 2009.

Related Person Transactions

We have written procedures in place to identify material related party transactions, including a quarterly survey of senior management and other key employees.  Potential related party transactions and relationships are evaluated quantitatively and qualitatively.  Quarterly, as part of our Sarbanes-Oxley compliance, we consider all potential related party transactions and potential conflicts of interest.  Information is gathered and maintained by our Director of Internal Control and is communicated quarterly to the Audit Committee.  Annually, a detailed Director and Officer’s (D&O) Questionnaire, is prepared and distributed to all standing Directors and NEOs.  The D&O Questionnaire is certified by the Director or NEO and reviewed by the Company’s Counsel.

As prescribed in their Board-approved charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are required to be disclosed under Item 404 of Regulation S-K.  In addition, the Audit Committee and Board review related party transactions to ensure that prescribed levels of materiality are not violated and independent judgment is not adversely affected.

The Company has entered into a sublease agreement (Agreement) for one of our stores in Florence, Alabama with Books-A-Million, Inc. (BAMM), a book retailer, of which one of our Directors, Terrance G. Finley is an executive officer and stockholder and another Director, Albert C. Johnson, is a Director and stockholder.  The term of the original Agreement expired in June 2008, but was renewed under a five-year term to expire in June 2013.  Under the Agreement, we make annual lease payments to BAMM of approximately $191,000.  At January 30, 2010 and January 31, 2009, we had an obligation of $0.7 million and $0.8 million, respectively, remaining pursuant to the sublease.  We believe that the terms of this transaction is comparable to, or more favorable to, the Company than the terms that would have been obtained in an arms-length transaction with an unaffiliated party.  The Agreement is filed as Exhibit 10.3 on our Quarterly Report on Form 10-Q filed with the SEC on June 11, 2008.

Until his retirement in April 2008, Alton E. Yother was the Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation which participates in one of our credit facilities.  During Fiscal 2010, we had 110 days of debt outstanding on our credit facility with Regions Bank for an average outstanding balance of $7.3 million and correlating interest expense of approximately $40,000.  During Fiscal 2009, we had 267 days of debt outstanding on our credit facility with Regions Bank for an average outstanding balance of $8.5 million and correlating interest expense of $0.2 million.  As of the January 30, 2010 and January 31, 2009, we had no debt outstanding on our credit facility with Regions Bank.

Ralph T. Parks was appointed a Director on the Board of Heelys, Inc., in December 2007 and as interim CEO of Heelys, Inc. from February 2008 to May 2008 and currently serves on their Compensation Committee.  Heelys is a designer and manufacturer of specialized wheeled footwear and a supplier to our Company.  Of our total purchases, Heelys represents less than 5% and we consider the terms of our transactions with them to be at arms-length.

The Board of Directors has determined that none of the relationships described above prejudices the independence of these Directors and does not violate the definition of independence of other listing standards of the NASDAQ Stock Market.  The Company did not have any loans or other extensions of credit outstanding to any of its Directors or executive officers during Fiscal 2010.

Legal Proceedings

As of the date of this filing, we are not aware of any pending legal proceedings in which any of our named executive officers or members of our Board of Directors may have a material interest adverse to the Company.

AUDIT MATTERS

The Audit Committee of the Company’s Board of Directors is comprised of independent Directors as required by the listing standards of the NASDAQ Stock Market.  The Audit Committee operates pursuant to a written Charter adopted by the Board of Directors and is available at www.hibbett.com under “Investor Information.”

Fees Paid to KPMG LLP

The table below presents the aggregate fees billed by KPMG for professional services rendered in connection with the integrated audit of our annual consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 30, 2010 and January 31, 2009, and the review of our quarterly condensed consolidated financial statements set forth in our Quarterly Reports on Form 10-Q for each of our quarters during the two fiscal years then ended, as well as fees paid to our independent registered public accounting firm for audit-related work:

	Fiscal Year
	2010	2009
Audit fees	$380,000	$384,000
Audit-related fees	31,500	29,000
Tax fees	--	--
All other fees	1,500	1,500
Total fees paid to KPMG LLP	$413,000	$414,500

Audit Fees.  Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, including audit of the internal control over financial reporting, the review of our quarterly condensed consolidated financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.  Audit-related fees represent fees for assurance and related services that are traditionally performed by the independent registered public accounting firm, including fees related to employee benefit plan audits.

Tax Fees.  Tax fees typically include fees in the areas of tax compliance, tax planning and tax consultation.  We do not generally request such services from our independent registered public accounting firm.

Other Fees.  All other fees include those services not captured in the audit, audit-related or tax categories, including an annual license fee for an on-line accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving services and fees and overseeing the work of the independent registered public accounting firm (Auditors).  The Audit Committee has established pre-approval policies and procedures for all audit and permissible non-audit services provided by the Auditors.

Prior to engagement of the Auditors for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year to the Audit Committee for approval.  The Audit Committee pre-approves these services, and the fees are budgeted.  During the year, circumstances may arise when it may become necessary to engage the Auditors for additional services not contemplated in the original pre-approved budget.  In those instances, the Audit Committee requires specific pre-approval before engaging the Auditors.  The Audit Committee may delegate pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the services rendered by our Auditors during our most recent fiscal year are compatible with maintaining their independence.  Our Auditors did not perform any services that were not related to audit functions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting included in the Annual Report on Form 10-K with management and with the independent registered public accounting firm.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and our Company.  The Audit Committee received all written disclosures and letters from KPMG LLP required by Independence Standards Board’s Standard No. 1 and discussed with KPMG LLP their independence.  The Audit Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits and all matters required to be discussed under Statement on Auditing Standards No. 90, “Audit Committee Communications.”  The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010 for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee of the Company’s Board of Directors:

Albert C. Johnson, Chairman; Terrance G. Finley; Ralph T. Parks; Alton E. Yother

The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the 2010 Annual Meeting of Stockholders, the term of our Class II Directors is expiring.  The Directors are Michael J. Newsome, Carl Kirkland and Thomas A. Saunders III.  The Board of Directors proposes the election of Messrs. Newsome, Kirkland and Saunders at the 2010 Annual Meeting of Stockholders.  If so elected, these Class II Directors will hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2013 and until their successor is elected and qualified.  Proxies may not be voted for a greater number of persons than the nominees named herein.

All other Directors will continue in office following this Annual Meeting and their terms will expire in 2011 (Class III) and 2012 (Class I).  The Board appoints executive officers.

Messrs. Newsome, Kirkland and Saunders have indicated their willingness to serve as Directors.  If they become unable to stand for election, the persons named in the proxy will vote for any substitute nominees proposed by the Board of Directors.

Vote Required

A Director will be elected, so long as a quorum is present, if he receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.  Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing a majority, but will not otherwise have an effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” THE NOMINEES FOR DIRECTOR.

PROPOSAL NUMBER 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We seek stockholder input into the selection of the independent registered public accounting firm (Independent Auditors).  The firm of KPMG LLP (KPMG) has been selected by the Audit Committee to be our Independent Auditors for Fiscal 2011.  Further information about the services provided by and fees paid to KPMG appears on page 45.

Although we are not required to seek stockholder approval of this selection, the Board has determined it to be sound corporate governance practice to submit the selection of the Independent Auditor to a non-binding vote of our stockholders.  The results of such vote could provide the Audit Committee with useful information about stockholder views on the Audit Committee’s choice of the Independent Auditors.  If our stockholders disapprove of the selection of KPMG, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the selection of KPMG for the fiscal year ending January 28, 2012, since it would be impracticable to replace our independent auditors so late in our current fiscal year.

Accordingly, we present the following advisory proposal for stockholder approval:

“Resolved, that the stockholders approve the selection of KPMG as the Company’s Independent Auditors for Fiscal 2011.”

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.  The Audit Committee generally confirms selection of the Independent Auditors for the current fiscal year at their scheduled meeting in the second quarter.  We expect the Audit Committee to confirm KPMG as our Independent Auditors for Fiscal 2011 at their May 26, 2010 meeting.

Vote Required

The proposed resolution will be deemed approved at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Abstentions shall be deemed a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE SELECTION OF KPMG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NUMBER 3

RE-APPROVAL OF PERFORMANCE-BASED COMPENSATION
 UNDER THE 2005 EQUITY INCENTIVE PLAN

We request that stockholders re-approve the measures that are used in establishing goals for performance-based awards, as well as the limits applicable to such awards, as contained in the 2005 EIP.

Why We are Seeking Shareholder Approval

While the stockholders have previously approved these matters at an earlier annual meeting, re-approval of the performance measures and award limits is required to preserve the Company’s ability to deduct compensation associated with future performance-based incentive awards to be made under the EIP.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer.  There is, however, an exception to this limitation for certain performance-based compensation.  In order for the Company to continue to qualify for this exception, our stockholders must reapprove the material terms of the performance measures and award limits of the EIP every five years. Our stockholders last approved performance measures in 2005 during the approval of the EIP.  This proposal does not increase the award limits previously contained in the EIP.  If this proposal is not approved by our stockholders, we may continue to grant awards under the EIP, but certain awards to executive officers will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and may therefore not be fully tax deductible.

Performance Measures

Under the EIP, the Compensation Committee may establish performance programs with fixed goals and designate employees as eligible to receive either shares or units if the goals are achieved.  Performance units or shares will be issued only in accordance with the program established by the Compensation Committee.  Achievement of goals relating to the following measures, to be set by the Compensation Committee in connection with any particular award, shall be necessary for the receipt of payouts under performance awards:

•     sales increases (including comparable store sales);
•     profits and earnings (including operating income and EBITDA);
•     cash flow;
•     stockholder value; or
•     financial condition or liquidity.

These goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time.  More than one performance program may be established by the Compensation Committee.  Such programs may operate concurrently or for varied periods of time, and a participant may participate in more than one program at the same time.

Summary of the 2005 Equity Incentive Plan

We have summarized the material terms of the EIP below.  The full text of the EIP has been filed as Appendix C to this proxy statement.

Adopted by the stockholders in 2005, the EIP replaced our Amended and Restated 1996 Stock Option Plan (SOP) and expanded the types of equity awards the Company may make to include options, stock appreciation rights, performance units, restricted stock, and other stock.  No additional awards have been granted under the SOP after the adoption of the EIP by the stockholders.

ELIGIBILITY.  All employees, including executive officers, of the Company or its subsidiaries and independent contractors selected by the Compensation Committee are eligible to participate in the EIP.

ADMINISTRATION.  The EIP is administered by the Compensation Committee of the Board.  The Compensation Committee is authorized to, among other things:

•	determine which employees will be granted awards;
•
determine whether awards will be for nonqualified stock options, incentive stock options (which qualify for special treatment under Section 422 of the Internal Revenue Code), stock appreciation rights, performance units, restricted stock and other stock;

•
determine whether any award is intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code and what performance measures approved by the stockholders shall be used in connection with such award;

•	determine the terms and conditions of each participant’s individual award agreement, including vesting schedules, lapsing conditions, and transfer restrictions for each award; and
•	make all other determinations necessary or advisable to administer the EIP.

STOCK OPTIONS.  Options to purchase shares of common stock granted under the EIP may be incentive stock options that qualify for favorable income tax treatment or nonqualified stock options.  The purchase price of common stock covered by an option may not be less than 100% of the fair market value of the common stock on the date of the option grant.  Options may be exercised only at such times as may be specified by the Compensation Committee in the participant’s stock option agreement.  If the option so provides, a participant exercising an option may pay the purchase price through cash payment, by the delivery of shares of stock, or by such other methods of exercise as may be approved by the Compensation Committee from time to time.

STOCK APPRECIATION RIGHTS.  The Compensation Committee may award stock appreciation rights alone or in tandem with nonqualified stock options, and impose such conditions upon their exercise as it deems appropriate.  When the stock appreciation right is exercisable, the holder may surrender all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right over (ii) the fair market value of the common stock on the date of grant.  The payment may be in cash or shares of stock.  The Compensation Committee may limit the amount that can be received when a stock appreciation right is exercised.

Repricing of options and stock appreciation rights after the date of grant is not permitted.

RESTRICTED STOCK.  Restricted stock issued pursuant to the EIP is subject to the following general restrictions:  (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the EIP, and (ii) if a holder of restricted stock ceases to be employed by the Company, such holder will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.  The Compensation Committee establishes as to each share of restricted stock issued under the EIP the terms and conditions upon which the restrictions on such shares shall lapse.  Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, the meeting of performance goals, or as a result of the disability, death or retirement of the recipient.

STOCK UNITS AND RESTRICTED STOCK UNITS.  The Compensation Committee may award participants either the right to receive shares in the future or the right to receive restricted stock in the future.  Any such awards are subject to conditions, restrictions and contingencies as the Compensation Committee may determine.

PERFORMANCE UNITS AND SHARES.  The Compensation Committee may establish performance programs with fixed goals and designate employees as eligible to receive either a number of shares or a dollar amount of shares if the goals are achieved.  Performance units and shares will be issued only in accordance with the program established by the Compensation Committee.  More than one performance program may be established by the Compensation Committee.  Such programs may operate concurrently or for varied periods of time, and a participant may participate in more than one program at the same time.  A participant who is eligible to receive performance units or shares has no rights as a stockholder until shares are received.

Achievement of goals relating to the following measures, to be set by the Compensation Committee in connection with any particular award, shall be necessary for the receipt of payouts under performance awards:

•	sales increases (including comparable store sales);
•	profits and earnings (including operating income and EBITDA);
•	cash flow;
•	stockholder value; or
•	financial condition or liquidity.

Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time.

CURRENT AWARD LIMITS.  Subject to adjustments that the Compensation Committee may make upon future stock splits, share dividends and certain other transactions, the award limits for the EIP are as follows and are not increased by this proposal above the level previously contained by the EIP:

•	Incentive stock options, restricted stock grants, stock units and performance shares granted under the EIP may cover no more than 1,000,000 shares during the life of the EIP.
•
One individual may receive options or stock appreciation rights to no more than 100,000 shares during any one calendar year period. However, if an option is in tandem with a stock appreciation right, then the tandem option and stock appreciation right shall be counted as covering the same shares.

•
One individual may receive awards (other than options or stock appreciation rights) for no more than 75,000 shares (or $600,000 in value in the case of performance units) during any one calendar year period, if the awards are intended to be “performance-based compensation.”

OTHER TERMS AND CONDITIONS.  Generally, awards may only be transferred upon death, but the Compensation Committee may provide for broader transferability in the award agreement.  The Compensation Committee also has the authority to determine the vesting and expiration of the awards.

SHARES TO BE ISSUED UNDER THE EIP.  The maximum number of shares of our common stock that may be granted as awards under the EIP is 1,233,159, of which 897,136 have already been awarded as of March 17, 2010, net of forfeitures.  The Compensation Committee may, however, adjust this maximum amount to account for any future stock split, reverse stock split, stock dividend, combination, or reclassification of common stock or any similar transaction effected for which we do not receive any payment.  When an award is forfeited or lapses, including awards under the old plan, the shares subject to that award become available for future awards under the new plan.  Also, shares tendered in payment for the exercise price or the related withholding obligation will increase the number of shares available for awards under the EIP.  No awards may be made after July 1, 2015, the tenth anniversary of the effective date of the EIP.

CHANGE OF CONTROL.  In the event of a change of control of the Company, the Compensation Committee has discretion to accelerate the vesting or exercisability of any awards of any awards and to cash-out any and all outstanding awards, subject to limitations imposed by the Internal Revenue Code.  The Compensation Committee also has the right to substitute or assume awards in connection with mergers, reorganizations, or other transactions.

AMENDMENT.  The Board may amend or terminate the EIP at any time.  We must obtain stockholder approval for any change that would require such approval under listing standards of the NASDAQ Stock Market and any regulatory or tax requirement with which the Board desires to comply.  However, no rights under an outstanding award may be impaired by such action without consent of the holder.

PREDECESSOR PLAN.  Before it was superseded by the 2005 EIP, the Hibbett Sports, Inc. Amended and Restated 1996 Stock Option Plan was our primary means for providing selected officers and employees with equity-based incentives in connection with the performance of their duties and responsibilities with the Company.  The SOP provided for the grant of nonqualified stock options or incentive stock options, as defined for tax purposes.  Stock options, net of forfeitures, for the purchase of 4,015,209 shares of common stock were issued under the SOP, and no further awards may be granted thereunder.

BENEFITS TO EXECUTIVE OFFICERS AND DIRECTORS.  Participation in the EIP is made at the Compensation Committee’s discretion and is based on our Company’s performance.  Accordingly, future awards under the EIP are not determinable at this time.  Therefore, the following table is for illustrative purposes only and provides certain summary information concerning equity awards under the EIP made in Fiscal 2011.

NEW PLAN BENEFITS 2005 Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Michael J. Newsome Gary A. Smith Jeffry O. Rosenthal Cathy E. Pryor Rebecca A. Jones	$641,328 $297,390 $408,588 $281,874 $271,530	24,800 Performance-based RSUs 11,500 Performance-based RSUs 15,800 Performance-based RSUs 10,900 Performance-based RSUs 10,500 Performance-based RSUs
All current executive officers as a group	$1,900,710	73,500 Performance-based RSUs
All non-employee directors as a group	None	None
All employees, including all officers who are not executive officers as a group	$3,101,157	119,921 Service-based RSUs

As of March 17, 2010 (the date of the Fiscal 2011 grants to executive officers and employees), the market value of shares of common stock underlying convertible securities awarded under the EIP was $25.86 per share.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 30, 2010, regarding the number of shares of common stock that may be issued under the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	1,771,398	$17.27	1,299,702
Equity compensation plans not approved by security holders	-	-	-
TOTAL	1,771,398	$17.27	1,299,702

(1)	Information presented as of January 30, 2010.
(2)
Includes 373,249 RSUs and 156,935 PSAs that may be awarded if specified targets and/or service periods are met.  The weighted average exercise price of outstanding options does not include these awards.

(3)	Includes 115,114 shares remaining under our ESPP and 74,169 shares remaining under our DEP of which approximately 4,000 shares were subject to purchase in the purchasing period ending March 31, 2010.

United States Federal Income Tax Consequences of Awards under the EIP

The Federal income tax consequences of participation in the EIP are complex and subject to change.  The following discussion, which has been prepared by our Company Counsel, the law firm of Williams Mullen, is only a summary of the general rules applicable to the EIP, not a complete description of the Federal income tax aspects.  The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the EIP.  Participants should consult their own tax advisors since a taxpayer’s particular situation could result in some variation of the rules described below.

The EIP provides for awards of nonqualified options, stock appreciation rights, restricted stock, incentive stock options and performance units.

NONQUALIFIED OPTIONS.  The grant of a nonqualified option will not result in taxable income to the participant.  The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

STOCK APPRECIATION RIGHTS.  The grant of a stock appreciation right (SAR) will not result in taxable income to the participant.  Upon exercise of a SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income, and a corresponding deduction will be allowed to the Company.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

RESTRICTED AND OTHER STOCK.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes.  Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.

A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the income recognized and measured at the date of grant of restricted stock and to have the applicable capital gain holding period commence as of that date.  If a Section 83(b) election is made, the Company will be entitled to a corresponding deduction at the time of grant.

A participant who has been granted a stock award that is not subject to a substantial risk of forfeiture for Federal income tax purposes (for example, bonus stock) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction.

INCENTIVE STOCK OPTIONS.  The grant of an incentive stock option (ISO) will not result in taxable income to the participant.  The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain.  If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

PERFORMANCE UNITS GRANTED.  A participant who has been granted performance units will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  The participant will have compensation income at the time of distribution equal to the cash and the then fair market value of the distributed performance shares, and the Company will have a corresponding deduction.

LIMITATIONS ON DEDUCTIONS FOR AWARDS.  The Company’s deductions described above for awards granted under the EIP may also be subject to the limitations of Section 162(m) of the Internal Revenue Code.  The Company does not currently expect to be subject to such limitations of grants made pursuant to the EIP.

CHANGE OF CONTROL PAYMENTS.  Any acceleration of the vesting or payment of awards under the EIP in the event of a change of control of the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

Vote Required

The proposed re-approval of the previously approved performance measures will be adopted at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  This proposal does not change the terms of the performance measures or increase the award limits.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing a majority, but will not otherwise have an effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 3
RE-APPROVAL OF PERFORMANCE-BASED COMPENSATION
UNDER THE 2005 EQUITY INCENTIVE PLAN

PROPOSAL NUMBER 4

APPROVAL OF AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

The Board has adopted an amendment to the EIP to increase the number of shares that may be granted under the EIP by 750,000 shares (the “Amendment”).  As of March 10, 2010, the maximum number of shares of our common stock that may be granted as awards under the EIP is 1,233,159, of which 897,136 have already been awarded, net of forfeitures.  The Amendment provides additional shares for future awards.

Why We are Seeking Shareholder Approval

Shareholder approval of the Amendment is required.  NASDAQ Marketplace Rule 5635(c) requires shareholder approval whenever a plan or other equity compensation arrangement is materially amended.  Therefore, any material increase in the number of shares that may be issued under our EIP requires approval of our stockholders.

Plan Summary

For a summary of the material terms of the EIP, see “Proposal Number 3, Re-Approval of Performance-Based Compensation – Summary of Amended and Restated 2005 Equity Incentive Plan” above.  The full text of the EIP is also filed as Appendix C to this proxy statement.

Proposed Change to Award Limit

Subject to adjustments that the Compensation Committee shall make upon future stock splits, share dividends and certain other transactions:

•	Incentive stock options, restricted stock grants, stock units and performance shares granted under the EIP may cover no more than 1,750,000 shares during the life of the EIP.

United States Federal Income Tax Consequences

For a summary of the material terms of the tax consequences of awards made under the EIP, see “Proposal Number 3, Re-Approval of Performance-Based Compensation – United States Federal Income Tax Consequences of Awards under the EIP” above.

Vote Required

The proposed Amendment will be adopted at the meeting, so long as a quorum is present, if it receives the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.  Brokers do not have discretion to vote on this proposal without your instructions.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing a majority, but will not otherwise have an effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 4
APPROVAL OF AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

OTHER BUSINESS

Our Board of Directors knows of no other matters to be brought before the meeting other than as described in this Proxy Statement.  However, if any other proper matters are brought before the meeting, the persons named in the enclosed proxy, or in the event no person is named, Michael J. Newsome and Gary A. Smith, will vote in accordance with their best judgment on such matters.

Submission of Stockholder Proposals for the 2011 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Securities and Exchange Commission, we are not required to include any proposal by a stockholder in the proxy statement and proxy form for the 2011 Annual Meeting of Stockholders unless we receive the proposal at our executive offices, 451 Industrial Lane, Birmingham, Alabama 35211, on or before December 27, 2010.  If a stockholder desires to bring before the Company’s 2011 Annual Meeting of Stockholders a proposal that is not submitted for inclusion in our proxy statement in accordance with Rule 14a-8, notice of the proposal must be received by the Company at least 45 days before the one-year anniversary of the date of mailing of this Proxy Statement in order for such notice to be considered timely for purposes of SEC Rule 14a-4(c).  We expect to mail this Proxy Statement beginning on or about April 27, 2010, in which case we would have to receive such notice by March 13, 2011 for it to be considered timely under Rule 14a-4(c).  The proxies we solicit for next year’s Annual Meeting may confer discretionary authority to vote on any stockholder proposals that were not submitted in a timely manner, and no description of such proposals will be included in the proxy statement for that meeting.

Annual Report and 10-K Report

This Proxy Statement is being mailed together with our Annual Report on Form 10-K to stockholders for the fiscal year ended January 30, 2010, as filed with the Securities and Exchange Commission.  The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction.  Such written request should be directed to Investor Relations, 451 Industrial Lane, Birmingham, Alabama 35211.  Our SEC filings are also available on our website at www.hibbett.com under the heading “Investor Information.”

By Order of the Board of Directors

/s/ Elaine V. Rodgers
Elaine V. Rodgers
Secretary

APPENDIX A.
Audit Committee Charter

I.	Purpose of the Audit Committee

The principal purpose of the Hibbett Sports, Inc. (the “Company”) Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities, including its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualification, independence and performance of the Company’s independent auditor. In connection therewith, the Committee will make regular and timely reports to the Board of the results of its review process as outlined below. The Committee shall foster an environment which encourages open lines of communication and effective working relationships with the Board, management, and independent auditors. Continuous improvement in the Committee’s work and the accounting processes of the Company is expected and encouraged, including periodic reviews of this Charter which will be updated as necessary.

II.	Composition of the Audit Committee

The Committee will be comprised of, three or more independent Directors appointed by the Board.  Directors may be considered to be independent if they have not participated in the preparation of the Company’s financial statements for at least three years and if they meet the independence requirements of the NASDAQ Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission, among other requirements, as determined by the Board. The chairman of the Committee (the “Chairman”) will be appointed by the Board.  All members of the Committee shall have a working familiarity with basic finance and accounting practices including the ability to read and understand financial statements.  At least one member of the Committee shall meet the definition of “audit committee financial expert” under the Commission’s rules and regulations, and at least one shall meet the NASDAQ requirements for financial sophistication. Each member should be able to adequately perform the Committee’s duties and responsibilities as outlined below and be knowledgeable of the Company’s business and its financial and other related risks. Committee members may request additional training from management or other sources as desired in order to clarify financial or accounting items. Committee members may participate in Committee meetings in person or via telephone.

III.	Number and Nature of Meetings

The Committee will strive to effectively use valuable meeting time through solid planning by the Chairman, the advance distribution of a highly focused agenda and relevant supplemental materials, if any, that relate to items contained therein.

The Committee will meet at least four times annually or more frequently as circumstances dictate. There will be one meeting to review the proposed audit scope and approach by external auditors. At this meeting the Committee will also meet privately with management for open discussion. At another scheduled meeting, the Committee will review the results of the annual audit, including all required communications. At this meeting, the Committee will meet privately with the independent auditors.

Quarterly, the Committee will review with financial management earnings prior to release and the Form 10-Q prior to filing and annually review the Form 10-K, in accordance with sections VI and VII below. Other special meetings with the Board, management, or independent auditors will be called as necessary and are encouraged to address any concerns or issues that may arise.

IV.	Authority

The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and the oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) in preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee.

V.	Duties and Responsibilities

To fulfill its responsibilities and duties, the Committee shall perform the following:

1.	Review and assessment of the Internal Control Structure
a.	Evaluate management’s tone and responsiveness toward internal controls;
b.	Review the number, nature, and proper implementation by management of internal control recommendations from independent auditors;
c.	Inquire as to the adequacy and effectiveness of information system controls and security;
d.
Continually assess the Committee’s effectiveness and consider the appropriateness of any additional means through which the Committee’s functions could be enhanced including additional documentation of Company controls, training for Committee members, etc.; and

e.
Specifically inquire of management and independent auditors about significant risks and exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company, and discuss the Company’s policies and guidelines concerning risk assessment and risk management.

2.	Review and assessment of Financial Reporting
a.	Stay informed of significant accounting and reporting issues;
b.	Review with the independent auditors the integrity of the Company’s financial reporting process;
c.	Review with the independent auditors and management new accounting pronouncements and their impact on the financial statements;
d.	Review the accounting treatment of unusual or complex transactions;
e.	Monitor key estimates in financial reporting and assess the degree of management’s conservatism or aggressiveness;
f.	Review with management and the independent auditors the annual and interim financial statements and any SEC filings, in accordance with sections VI and VII below;
g.	Evaluate the number and nature of any proposed audit adjustments identified by independent auditors;
h.	Inquire of the independent auditors as to any major adjustments, disagreements, or difficulties encountered in performing the audit; and
i.	Review interim financial statements for consistency, unusual items, etc.

3.	Review and assessment of Compliance with Laws and Regulations
a.	Review the Company’s compliance with loan covenants; and
b.
Inquire of management, and legal counsel as necessary, as to any legal or compliance matters, including corporate securities trading policies, that could have a significant impact on the Company’s financial statements.

4.	Oversight of the Audit Process
a.	Be responsible for overseeing the Company’s audit controls, including the appointment of and evaluation of the independent auditors;
b.	Review the performance and independence of the outside auditors and recommend the annual appointment of the independent auditors to the Board;
c.	Review the adequacy and the quality of the annual audit process;
d.	Review, assess and pre-approve all fees of the Company’s independent auditors, whether for audit, audit-related or other matters;
e.	Review the independent auditors’ communications to management and its formal statement delineating its relationships with the Company for independence purposes;
f.	Maintain an open dialogue between the Committee and the independent auditor regarding all such relationships; and
g.	Create an environment whereby any audit function (such as the independent auditors, any internal auditors and financial management) has free and open access to the Committee.

5.	Review and assessment of the Company’s Code of Conduct
a.
Ensure that a written code of conduct exists, including appropriate procedures so that any concerns regarding possible non-compliance can be brought to the attention of the Committee or the Board, and that policies exist to protect those who raise such concerns; and

b.	Inquire about compliance with the code of conduct, including the number, nature, and resolution of incidents reported through the Company’s anonymous response line; and
c.	Review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K.

6.	Oversight of complaint procedures and receipt of submissions
a.
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Evaluation of Committee Effectiveness
a.	Evaluating the effectiveness of the Committee, including the independence and competence of its members;
b.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; and
c.	Communicating Committee activities in compliance with applicable Securities and Exchange Commission and relevant stock exchange requirements.

VI.	Financial Statements

Form 10-K.  The Committee shall meet to review, in consultation with management and the independent auditor, the Company’s annual financial statements, the independent auditor’s report, Management’s Report on Internal Control over Financial Reporting, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be contained in the annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) prior to the filing of the Form 10-K with the SEC. The Committee shall be responsible for providing the Board with a recommendation as to the inclusion of the Company’s financial statements in the Form 10-K.

Form 10-Q.  The Committee shall meet to review, in consultation with management and the independent auditor, the Company’s interim financial statements (including disclosures under MD&A), prior to filing each of the Company’s Quarterly Reports on Form 10-Q with the SEC.

Scope of Review.

In reviewing the Company’s Forms 10-Q and 10-K, the Committee shall meet to review with management and the independent auditor:
•
the certifications required to be made by management in relation to the filings, including regarding any significant deficiencies or weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s system of internal control;

•	major issues regarding the presentation of, and the clarity of the disclosure in, the Company’s financial statements;
•
major issues regarding the Company’s accounting principles, including (i) significant changes in the Company’s selection or application of its accounting principles, (ii) material questions of choice with respect to the appropriate accounting principles and practices used and to be used in the preparation of the Company’s financial statements, including judgments about the quality, not just acceptability, of accounting principles, and (iii) the reasonableness of those significant judgments;

•	significant regulatory and accounting initiatives, including material changes in, or adoptions of, accounting principles and disclosure practices and standards;
•	the effect of off-balance sheet structures on the Company’s financial statements;
•	any material analyses prepared by management or the independent auditor regarding the foregoing matters; and
•	any other matters required to be communicated to the Committee by the independent auditor under Generally Accepted Auditing Standards.

VII.	Earnings Releases and Guidance

Review of Releases. The Committee (or Chairman) shall discuss with management and the independent auditor each of the Company’s earnings releases prior to its issuance.

Periodic Review.  In addition, the Committee shall periodically review and discuss with management and the independent auditor the type of presentation and information to be included in the Company’s earnings press releases (including, but not limited to, the use of “pro forma” and “non-GAAP” financial information), and earnings guidance provided to analysts and rating agencies.

VIII.	Finance Matters

Review of Financial Structure.The Committee shall assist the Board in its oversight of the Company’s financial structure (including sources and uses of capital), financial condition (including matters such as liquidity, debt levels, financial capacity, credit ratings, and interest rate risk exposure), and capital strategy.

IX.	Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

This charter was adopted by the Company’s Board of Directors at their meeting on March 10, 2010.

END OF APPENDIX A.

APPENDIX B.
Compensation Committee Charter

I.           Purpose

The primary purpose of the Hibbett Sports, Inc. Compensation Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in discharging its responsibilities in respect to compensation of the Company’s executive officers and to evaluate the objectives, policies and implementation of the Company’s executive compensation programs.

II.           Organization

The Committee shall consist of three or more directors, each of whom shall satisfy the applicable independence requirements of NASDAQ Stock Market and qualify as “outside directors” under Section 162(m) of the Internal Revenue Code and as “non-employee” directors under the rules and regulations of the Securities and Exchange Commission, as determined by the Board. Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board. The Committee may form and delegate authority to subcommittees or to management selected by it, to the extent it deems desirable and appropriate, except as may be limited by applicable law or NASDAQ rule. The Committee may revoke any such delegation at any time.

III.           Structure and Meetings

The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set forth the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting.

IV.           Goals and Responsibilities

The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

a.
Develop guidelines and review the structure and competitiveness of the Company’s executive officer compensation programs based on the following factors: (i) the attraction and retention of executive officers; (ii) the appropriate motivation of executive officers to achieve the Company’s business objectives in line with the Company’s overall strategies for risk management; (iv) the alignment of the interests of executive officers with the long-term interests of the Company’s shareholders; and (v) and such other factors as determined by the Board or Committee from time to time;

b.
Oversee an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers. Review and approve compensation packages for new executive officers. Review and approve policies regarding executive officer compensation;

c.
Make recommendations to the Board with respect to incentive compensation plans and equity-based plans, and establish criteria for the granting of equity awards to the Company’s officers and other employees and review and approve the granting of equity awards in accordance with such criteria;

d.	Review plans for executive officer succession and make an annual report to the Board on succession planning;

e.
Discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) for the annual proxy statement; based on the review and discussion, recommend to the Board that the CD&A be included in the Company’s annual report or annual proxy statement;

f.
Produce a compensation committee report on executive compensation as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement or annual report of Form 10-K;

g.	Support the Board’s oversight of risk management by addressing risks inherent in matters under the Committee’s purview, including executive compensation, incentive plans and succession planning;

h.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

i.	Perform other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deem appropriate.

V.           Performance Evaluation

The Committee shall periodically evaluate its performance under this Charter and make any report it deems necessary or desirable to the Board.

VI.           Committee Resources

The Committee shall have the authority to obtain advice and seek assistance from internal and external human resources, legal, accounting and other advisors. The Committee shall determine the extent of funding necessary for the payment of compensation to any consultant retained to advise the Committee.

As revised, this charter was adopted by the Company’s Board of Directors on March 10, 2010.

END OF APPENDIX B.

APPENDIX C.

HIBBETT SPORTS, INC.
2005 EQUITY INCENTIVE PLAN
(as amended and restated)
First Amendment November 16, 2006
Second Amendment February 9, 2007
Third Amendment November 18, 2008
Fourth Amendment May 28, 2009
Proposed Amendment May 27, 2010

Section 1.1. PURPOSE. The Hibbett Sports, Inc. 2005 Equity Incentive Plan (the "Plan") has been established by Hibbett Sports, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and its Member Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

Section 1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Recipients (including transferees of Eligible Recipients to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

Section 1.3. OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of ARTICLE 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

ARTICLE 2
OPTIONS AND SARS

Section 2.1. DEFINITIONS.

(a)           The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this ARTICLE 2 may be either an incentive stock option (an "ISO") or a nonqualified option ("NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b)           A stock appreciation right ("SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with Section 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee. The Committee may limit the amount that can be received when a SAR is exercised.

Section 2.2. EXERCISE PRICE. The "Exercise Price" of each Option and SAR granted under this ARTICLE 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). Repricing of Options and SAR Awards granted under this ARTICLE 2 after the date of grant shall not be permitted.

Section 2.3. EXERCISE. An Option and SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

Section 2.4. PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this ARTICLE 2 shall be subject to the following:

(a)           Subject to the following provisions of this Section 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b)           The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, already-owned shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)           The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

Section 2.5. SETTLEMENT OF AWARD. Settlement of Options and SARs is subject to Section 4.7.

ARTICLE 3
OTHER STOCK AWARDS

Section 3.1. DEFINITIONS.

(a)           A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

(b)           A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c)           A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

(d)           A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

Section 3.2. RESTRICTIONS ON AWARDS. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

(a)           Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)           The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such Awards shall be based on the attainment of any performance goals, as selected by the Committee, that are related to (i) sales increases (including comparable store sales), (ii) profits and earnings (including operating income and EBITDA), (iii) cash flow, (iv) shareholder value or (v) financial condition or liquidity. Such goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns on any of the foregoing measures over a period of time. For Awards under this ARTICLE 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

ARTICLE 4
OPERATION AND ADMINISTRATION

Section 4.1. EFFECTIVE DATE. The Plan is effective July 1, 2005 (the “Effective Date”) and the shareholders of Hibbett Sporting Goods, Inc. approved the Plan on May 31, 2005. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

Section 4.2. SHARES SUBJECT TO PLAN. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)           The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)           Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) one million two hundred fifty thousand (1,250,000) shares of Stock; and (ii) any shares of Stock available for future awards under any prior stock option or incentive plan of the Company (the "Prior Plans") as of the Effective Date; and (iii) any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

(c)           To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)           If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(e)           Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

(i)           The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be one million seven hundred fifty thousand (1,750,000) shares.

(ii)           The maximum number of shares that may be covered by Awards granted to any one individual pursuant to ARTICLE 2 (relating to Options and SARs) shall be one hundred thousand (100,000) shares during any one calendar year period. If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)           The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to ARTICLE 3 (relating to Other Stock Awards) shall be one million seven hundred fifty thousand (1,750,000) shares.

(iv)           For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than seventy-five thousand (75,000) shares of Stock may be subject to such Awards granted to any one individual during any one calendar year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(v)           For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than six hundred thousand dollars ($600,000) may be subject to such Awards granted to any one individual during any one calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(f)           To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable:  (A) make a proportionate adjustment in 1) the maximum number and type of securities as to which awards may be granted under the Plan, 2) the number and type of securities subject to outstanding Awards, 3) the grant or exercise price with respect to any such Award, 4) the performance targets and goals appropriate to any outstanding Awards for Performance Shares or Performance Units, and 5) the per individual limitations on the number of securities that may be awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1 and Section 409A of the Code or any successor provisions; with respect to all Awards for Performance Shares or Performance Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify for exemption under Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  Any adjustments made hereunder shall be binding on all Participants.

Section 4.3. GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)           To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 4.4. TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

Section 4.5. GRANT AND USE OF AWARDS. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Member Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Member Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Member Company, including the plans and arrangements of the Company or a Member Company assumed in business combinations.

Section 4.6. DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

Section 4.7. SETTLEMENT OF AWARDS. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. In lieu of issuing a fraction of a share upon any exercise of an Award, resulting from an adjustment of the Award pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share. Satisfaction of any obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents provided that such rules and procedures satisfy the requirements of Section 409A of the Code.  No deferral is permitted for Options or SARs. Each Member Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Member Company by the Participant. Any disputes relating to liability of a Member Company for cash payments shall be resolved by the Committee.

Section 4.8. TRANSFERABILITY. Except as otherwise permitted by the Committee,

(a)           Awards under the Plan are not transferable except as designated by the Participant by will, by the laws of descent and distribution or by a beneficiary form filed with the Company.

(b)           Awards may be exercised or claimed on behalf of a deceased Participant or other person entitled to benefits under the Plan by the beneficiary of such Participant or other person if the Company has a valid designation of such beneficiary on file, or otherwise by the personal legal representative of such Participant or other person.

Section 4.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall comply with Section 409A of the Code and be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 4.10. AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

Section 4.11. ACTION BY COMPANY OR MEMBER COMPANY. Any action required or permitted to be taken by the Company or any Member Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

Section 4.12. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

Section 4.13. LIMITATION OF IMPLIED RIGHTS.

(a)           Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Member Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Member Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Member Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Member Company shall be sufficient to pay any benefits to any person.

(b)           The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Member Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 4.14. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 4.15. LIMITATIONS ON DEFERRED COMPENSATION. Any Award granted under this Plan shall be provided or made in a manner and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1), including without limitation, deferring payment to a specified employee or until the occurrence of a specified event described in Section 409A(a)(2) of the Code.  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Section 409A of the Code to avoid a plan failure described in Section 409A(a)(1) of the Code.

ARTICLE 5
CHANGE OF CONTROL

Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change of Control the following provisions shall apply:

Section 5.1. ACCELERATION OF VESTING. If a Change of Control of the Company shall occur, then with respect to outstanding Awards not already vested and/or exercisable, the Committee, in its sole discretion, may determine that:

(a)           All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)           All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)           All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

If the Committee determines to accelerate any such outstanding Awards, then such Awards shall remain vested and/or exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Awards have been granted shall continue with the Company or any Member Company.

Section 5.2. CASH PAYMENT. Without limiting the generality of Section 4.7, if a Change of Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Awards shall receive cash settlements in exchange for redemption of all or a part of such Awards.

Section 5.3. LIMITATION ON CHANGE OF CONTROL PAYMENTS. Notwithstanding anything in Section 5.1 or 5.2 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability and/or vesting of an Award as provided in Section 5.1 or the payment of cash in exchange for all or part of an Award as provided in Section 5.2 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and/or vesting and the payments to such Participant pursuant to Sections 5.1 and 5.2 above shall be reduced to the extent or amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 6
COMMITTEE

Section 6.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this ARTICLE 6. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees of the Company or any Member Company. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee for purposes of the Plan. If at any time the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 6.2. POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Recipients those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by ARTICLE 7) to cancel or suspend Awards.

(b)           To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

Section 6.3. DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Section 6.4. INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Member Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Member Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE 7
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this ARTICLE 7. Amendments to this Plan shall be subject to shareholder approval to the extent such approval is required by applicable law or applicable requirements of any securities exchange or similar entity.

ARTICLE 8
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)           Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

(b)           Award Agreement. The term "Award Agreement" has the meaning assigned in Section 4.10.

(c)           Board. The term "Board" shall mean the Board of Directors of the Company.

(d)           Change of Control. The term "Change of Control" shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.
(e)           Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)           Committee. The term "Committee" has the meaning assigned in Section 6.1.

(g)           Company. The term "Company" has the meaning assigned in Section 1.1.

(h)           Effective Date. The term "Effective Date" has the meaning assigned in Section 4.1.

(i)           Eligible Recipient. The term "Eligible Recipient" shall mean any employee of the Company or a Member Company and any of those consultants and independent contractors of the Company or a Member Company who are natural persons. An Award may be granted to an employee, consultant or independent contractor in connection with hiring, retention or otherwise, prior to the date he or she first performs services for the Company or the Member Companies, provided that such Awards shall not become vested prior to the date he or she first performs such services. An Award may also be granted to an employee, consultant or independent contractor in connection with the conclusion of such employee, consultant or independent contractor's performance of services and separation from the Company or its Member Companies. The effect of discontinuity in an Eligible Recipient's service with the Company or its Member Companies on any outstanding Award shall be at the discretion of the Committee.

(j)           Exercise Price. The term "Exercise Price" has the meaning assigned in Section 2.2.

(k)           Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

(i)           If the principal market for the Common Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Common Stock on the principal exchange or market on which the Common Stock is then listed or admitted to trading on such date.

(ii)           If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)           If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(l)           ISO. The term "ISO" has the meaning assigned in Section 2.1(a).

(m)           Member Company. The term "Member Company" means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Board or Committee designates as a participating employer in the Plan.

(n)           NQO. The term "NQO" has the meaning assigned in Section 2.1(a).

(o)           Option. The term "Option" has the meaning assigned in Section 2.1(a).

(p)           Participant. The term "Participant" has the meaning assigned in Section 1.2.

(q)           Performance Unit. The term "Performance Unit" has the meaning assigned in Section 3.1(c).

(r)           Performance Share. The term "Performance Share" has the meaning assigned in Section 3.1(b).

(s)           Plan. The term "Plan" has the meaning assigned in Section 1.1.

(t)           Prior Plan. The term "Prior Plan" has the meaning assigned in Section 4.2(b).

(u)           Restricted Stock. The term "Restricted Stock" has the meaning assigned in Section 3.1(d).

(v)           Restricted Stock Unit. The term "Restricted Stock Unit" has the meaning assigned in Section 3.1(d).

(w)           SAR. The term "SAR" has the meaning assigned in Section 2.1(b).

(x)           Stock. The term "Stock" shall mean shares of common stock of the Company.

(y)           Stock Unit. The term "Stock Unit" has the meaning assigned in Section 3.1(a).

END OF APPENDIX C.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE,
▼FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE▼
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Proxy – HIBBETT SPORTS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2010.

The undersigned hereby constitutes and appoints Michael J. Newsome and Gary A. Smith, or either of them, with full power of substitution in each, proxies to vote all shares of Common Stock of Hibbett Sports, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the principal executive offices of Hibbett Sports, Inc., 451 Industrial Lane, Birmingham, Alabama 35211, on Thursday, May 28, 2009, and at all adjournments thereof, as indicated herein:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.  YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued, and to be signed, on Reverse Side.)